UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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SMITHFIELD FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Shareholder:

It is my pleasure to invite you to attend our 2012 Annual Meeting of Shareholders on September 19, 2012 at 2:00 p.m., Eastern Time. The meeting will be held at the Williamsburg Lodge in Williamsburg, Virginia.

This meeting is a special moment in the life of your Company, following a fiscal 2012 in which Smithfield Foods had record sales and the second highest net income in its history. It is an opportunity for you to find out more about the exciting developments at Smithfield where we are focused on top and bottom line growth in our business. More importantly, the meeting is an opportunity to ask questions and express your opinions concerning Smithfield, regardless of the number of shares you own. I encourage you to read the enclosed materials and vote your shares either by proxy or in person at the Annual Meeting.

We have made several changes in this year’s proxy statement in order to make the matters to be addressed at our Annual Meeting more understandable. You will note several enhancements in how we present information about our Board of Director nominees and corporate governance and executive compensation practices. We have also added a summary of the proxy statement that begins on page 6 to highlight important information discussed throughout the proxy statement. Further, you will see that we have continued to enhance our Compensation Discussion and Analysis that begins on page 28 in order to show you how our executives’ compensation is linked to performance.

Among the proposals to be acted upon at the Annual Meeting are two amendments to our Articles of Incorporation: one, to declassify the Board of Directors and, two, to eliminate a related supermajority voting provision in our Articles. At last year’s Annual Meeting, our shareholders expressed their strong support for a non-binding shareholder proposal requesting that the Board of Directors take the necessary steps to declassify the Board of Directors. In response to this clear message from our shareholders, our Board of Directors has unanimously proposed, and recommends that our shareholders approve, these amendments to our Articles of Incorporation.

On behalf of your Board of Directors and your Smithfield management team, we hope you can attend the Annual Meeting. Thank you for your continued confidence in Smithfield.

August 9, 2012

C. Larry Pope
President and Chief Executive Officer

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SMITHFIELD FOODS, INC.

200 COMMERCE STREET

SMITHFIELD, VIRGINIA 23430

Corporate Internet Site: www.smithfieldfoods.com

Notice of Annual Meeting of Shareholders

September 19, 2012

2:00 p.m., Eastern Time

Williamsburg Lodge, 310 South England Street, Williamsburg, Virginia

As a shareholder of SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), you are cordially invited to be present, either in person or by proxy, at the Annual Meeting of Shareholders of the Company to be held at the Williamsburg Lodge, 310 South England Street, Williamsburg, Virginia, at 2:00 p.m., Eastern Time, on September 19, 2012, for the following purposes:

1.

To elect as directors four nominees named in the attached proxy statement to serve a three-year term on the Company’s Board of Directors;

2a.

To consider and act on a proposal to approve an amendment to the Company’s Articles of Incorporation to declassify the Board of Directors;

2b.

To consider and act on a proposal to approve an amendment to the Company’s Articles of Incorporation to eliminate the supermajority voting requirement for amending or repealing Article VI of the Company’s Articles of Incorporation;

3.

To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending April 28, 2013;

4.

To consider and act on an advisory vote to approve named executive officer compensation; and

5.

To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.

Only shareholders of record at the close of business on July 13, 2012 will be entitled to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.

We hope you can attend the Annual Meeting in person. However, even if you plan to attend, please vote your proxy as soon as possible, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be voted. Your proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

Your attention is directed to the attached proxy statement.

Smithfield, Virginia

August 9, 2012

By order of the Board of Directors,

Michael H. Cole
Secretary

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Table of Contents

PROXY STATEMENT SUMMARY	6
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	8
PROPOSAL 1	ELECTION OF DIRECTORS	12
Election Process	12
Director Nominations	12
Director Qualifications	12
2012 Nominees For Election to Three-Year Terms	13
Continuing Directors For Term Ending Upon 2013 Annual Meeting	15
Continuing Directors For Term Ending Upon 2014 Annual Meeting	16
Committee Membership	17
DIRECTOR COMPENSATION	17
CORPORATE GOVERNANCE	19
Composition and Independence of the Board of Directors	19
Directors Emeritus	20
Board Meetings and Committees	20
Governance Guidelines	21
Code of Business Conduct and Ethics	22
Succession Planning	22
Director Retirement	23
Board Leadership Structure and Board’s Role in Risk Oversight	23
Interested Party Communications with the Board of Directors	24
Executive Sessions of Non-Management Directors	25
PRINCIPAL SHAREHOLDERS	25
COMMON STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS	26
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	27
EQUITY COMPENSATION PLAN INFORMATION	27

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 4

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COMPENSATION COMMITTEE REPORT	27
Compensation Committee Interlocks and Insider Participation	28
COMPENSATION DISCUSSION AND ANALYSIS	28
FISCAL 2012 EXECUTIVE COMPENSATION	39
Summary Compensation Table	39
Grants of Plan-Based Awards	42
Discussion for Summary Compensation Table and Grants of Plan-Based Awards	43
Outstanding Equity Awards at Fiscal Year-End	45
Option Exercises and Stock Vested	46
Pension Benefits	46
Nonqualified Deferred Compensation	47
Potential Payments Upon Change in Control	48
RELATED PARTY TRANSACTIONS	50
AUDIT COMMITTEE REPORT	53
PROPOSALS 2A AND 2B	AMENDMENTS TO THE ARTICLES OF INCORPORATION	55
PROPOSAL 3	RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	57
PROPOSAL 4	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (SAY-ON-PAY)	59
QUESTIONS AND ANSWERS REGARDING SHAREHOLDER COMMUNICATIONS, SHAREHOLDER PROPOSALS AND COMPANY DOCUMENTS	60
EXHIBIT A	AMENDMENT TO SECTION 6.1 OF THE ARTICLES OF INCORPORATION	62
EXHIBIT B	AMENDMENT TO SECTIONS 3.3 AND 6.4 OF THE ARTICLES OF INCORPORATION	63

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 5

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding Smithfield’s fiscal 2012 performance, please review our Annual Report on Form 10-K for the period ended April 29, 2012.

2012 Annual Meeting of Shareholders

Time and Date	September 19, 2012 at 2 p.m., Eastern Time
Place	Williamsburg Lodge, 310 South England Street Williamsburg, Virginia
Record Date	July 13, 2012
Voting	Shareholders of record as of the record date are entitled to vote. Each share of Smithfield common stock is entitled to one vote on each matter properly brought before the 2012 Annual Meeting.

Fiscal 2012 Business Highlights

In fiscal 2012, Smithfield delivered strong operating results. Business highlights of fiscal 2012 included:

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Net income of $361.3 million, the second highest in Smithfield’s history;

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Sales of $13.1 billion, a company record and up 7% over fiscal 2011;

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Packaged meats sales increased 5% and operating profit increased 16%;

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Interest expense reduced by nearly $70 million, or 28%; and

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$189 million of our common stock repurchased.

Executive Compensation Highlights (page 28)

Our executive compensation programs are designed to motivate our executives to improve operating performance and, ultimately, increase our Company’s share price. Therefore, our annual and equity-based long-term incentives are variable and constitute a significant portion of our executives’ potential compensation.

This emphasis on incentive compensation reflects Smithfield’s commitment to paying for performance – the incentives pay out when performance is strong and do not pay out when performance is disappointing. The nearby chart illustrates the close relationship between company performance, measured by consolidated pre-tax profits, and the compensation of our CEO over the past three fiscal years.

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 6

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The Company regularly assesses the compensation program to ensure that it properly aligns the interests of our shareholders and senior management. While the Company has reported record earnings during the last two fiscal years and achieved important strategic objectives for debt and cost reduction, our stock price has yet to reflect the impact of these achievements. Therefore, we have implemented a number of key changes in the compensation program over the last two years in order to more closely align executive compensation to shareholder interests. The following are changes that were made to our CEO’s compensation for fiscal 2012 and 2013:

•

We redesigned our CEO’s annual cash incentive award beginning in fiscal 2012 to reduce the amount paid at higher profit levels and to cap the total payout. These changes reduced our CEO’s 2012 cash incentive by $2.2 million compared to what would have been paid under the formula previously in effect.

•

We amended the formula for calculating benefits under our supplemental executive retirement plan, resulting in a $5.9 million reduction in the value of the CEO’s pension benefits.

•

We redesigned the performance share unit awards in fiscal 2013 to link vesting to Smithfield’s total shareholder return over a three-year period compared to the average total shareholder return of a peer group of 18 companies, thus more closely aligning executive compensation to shareholder return.

•

We eliminated stock options as a component of our CEO’s compensation beginning in fiscal 2013.

Voting Matters and Board Recommendation

• Election of Directors (page 12)	FOR each Director Nominee
• Amendments of Articles of Incorporation (page 55)
– To Declassify the Board of Directors	FOR
– To Eliminate a Related Supermajority Voting Provision in our Articles	FOR
• Ratification of Auditors (page 57)	FOR
• Advisory Vote to Approve Named Executive Officer Compensation (page 59)	FOR

Board Nominees (page 12)

Name	Age	Director Since	Principal Occupation	Committees
Joseph W. Luter, III	73	1975	Chairman of the Board of Directors; Former Chief Executive Officer of Smithfield	E
C. Larry Pope	57	2006	President and Chief Executive Officer of Smithfield	E
Wendell H. Murphy, Sr.	73	2000	Private Investor; Former CEO Murphy Farms, Inc.	E, SCPA
Hon. Paul S. Trible, Jr. *	65	2007	President of Christopher Newport University	NG, SCPA
* = Independent Director, E=Executive Committee, NG=Nominating and Governance, SCPA=Sustainability, Community and Public Affairs Committee

Amendments to Articles of Incorporation (page 55)

Our Articles of Incorporation currently provide that the Board of Directors be divided into three classes with each class elected to serve a three-year term. Our Articles also currently require a supermajority vote to amend or repeal Article VI of the Articles which contains the classified Board provisions. One proposed amendment would phase out the classification of the Board of Directors such that directors elected at or after the 2013 Annual Meeting would be elected for a term of one year. The second proposed amendment would delete the related supermajority voting provision for amending or repealing Article VI of the Articles of Incorporation. The approval of this second proposal to amend our Articles is contingent on the approval of the first proposal to amend our Articles.

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 7

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WELCOME TO THE SMITHFIELD FOODS ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.   What is a proxy statement and what is a proxy?

A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxies for the 2012 Annual Meeting of Shareholders (the “Annual Meeting”), C. Larry Pope and Michael H. Cole.

2.   Why did I receive these proxy materials?

We are providing this meeting notice, proxy statement and proxy card (the “Proxy Materials”) in connection with the solicitation by the Board of Directors of Smithfield Foods, Inc., a Virginia corporation (“Smithfield,” the “Company,” “we,” “us,” and “our”), of proxies to be voted at our Annual Meeting. The proxies also may be voted at any continuations, adjournments or postponements of the meeting. This proxy statement contains information you may use when deciding how to vote in connection with the Annual Meeting. We are first sending the Proxy Materials to shareholders on or about August 9, 2012.

3.   Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our Proxy Materials over the Internet. Accordingly, we are sending a Shareholder Meeting Notice & Admission Ticket (the “Notice”) to our shareholders. All shareholders will have the ability to access the Proxy Materials on the website referred to in the Notice or request to receive a printed set of the Proxy Materials. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy may be found in the Notice. We encourage you to take advantage of the availability of the Proxy Materials on the Internet in order to help reduce the costs and environmental impact of the Annual Meeting.

4.   When and where is the Annual Meeting, and who may attend?

The Annual Meeting will be held on September 19, 2012 at 2:00 p.m., Eastern time, at the Williamsburg Lodge, 310 South England Street, Williamsburg, Virginia. The meeting room will open at 1:30 p.m. and registration will begin at that time. Shareholders who are entitled to vote may attend the meeting, as well as our invited guests. Each shareholder is permitted to bring one guest.

5.   What is the difference between holding shares as a Shareholder of Record and as a Beneficial Owner?

If your shares are registered in your name on the books and records of our transfer agent, you are a “Shareholder of Record.” Smithfield sent the Notice directly to you.

If your shares are held for you in the name of your broker or bank, your shares are held in “street name” and you are considered the “Beneficial Owner.” The Notice has been forwarded to you by your broker, bank or other holder of record, who is considered, with respect to those shares, the Shareholder of Record. As the Beneficial Owner, you have the right to direct your broker, bank or other Shareholder of Record on how to vote your shares by using the voting instruction card included in the mailing.

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 8

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6.   How do I attend the Annual Meeting? What do I need to bring?

Shareholders of Record. If you are a Shareholder of Record and plan to attend the meeting, please bring the Notice and photo identification. Shareholders of Record who do not present Notices at the meeting will be admitted only upon verification of ownership at the admission counter.

Beneficial Owners. If you are a Beneficial Owner and plan to attend the meeting, you must present proof of your ownership of Smithfield shares as of July 13, 2012, such as a bank or brokerage account statement, and photo identification. If you wish to vote at the meeting, you must also bring a legal proxy as described in the answer to Question 12.

7.   What are my voting choices for each of the proposals to be voted on at the Annual Meeting?

Proposal	Voting Choices and Board Recommendation
Item 1: Election of Four Director Nominees

•

Vote in favor of all nominees;

•

Vote in favor of specific nominees;

•

Vote against all nominees;

•

Vote against specific nominees;

•

Abstain from voting with respect to all nominees; or

•

Abstain from voting with respect to specific nominees.

The Board recommends a vote FOR each of the nominees.

Items 2a and 2b: Approval of Amendments to the Articles of Incorporation to: • Declassify the Board of Directors • Eliminate a Related Supermajority Voting Provision in our Articles	For each amendment: • Vote in favor of the amendment; • Vote against the amendment; or • Abstain from voting on the amendment. The Board recommends a vote FOR each amendment.
Item 3: Ratification of the Appointment of Ernst & Young as Independent Auditors	• Vote in favor of the ratification; • Vote against the ratification; or • Abstain from voting on the ratification. The Board recommends a vote FOR the ratification.
Item 4: Advisory Vote to Approve Named Executive Officer Compensation

•

Vote in favor of the advisory proposal;

•

Vote against the advisory proposal; or

•

Abstain from voting on the advisory proposal.

The Board recommends a vote FOR the advisory proposal to approve named executive officer compensation.

8.   Are there any other matters to be acted upon at the Annual Meeting?

We do not know of any other matter to be presented or acted upon at the meeting. If any matters not set forth in the meeting notice included in the Proxy Materials are properly brought before the meeting, the persons named in the enclosed proxy will vote on them in accordance with their best judgment.

9.   Who is entitled to vote at the Annual Meeting?

You are entitled to vote if you owned shares of our common stock as of the close of business on the record date, July 13, 2012. Each share of common stock is entitled to one vote and there is no cumulative voting. As of July 13, 2012, we had 152,554,706 shares of common stock outstanding. Both Virginia law and our Bylaws require our Board to establish a record date in order to determine who is entitled to receive notice of the Annual Meeting and to attend and vote at the Annual Meeting and any continuations, adjournments or postponements of the meeting.

10.   How many votes must be present to hold the Annual Meeting?

A majority of the total votes entitled to be cast on matters to be considered at the Annual Meeting, or 76,277,354 shares, must be present in person or by proxy to hold the Annual Meeting. If a share is represented for any matter at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. However, Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at such meeting.

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 9

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11.   How many votes are needed to approve the proposals?

Proposal 1: The number of votes cast in favor of electing each nominee for director must be greater than the votes cast against any such nominee. If elected, the four nominees would be appointed to a three-year term. If a nominee does not receive a majority of votes cast for his or her election, he or she will continue to serve on the Board as a “holdover director” and will be required to submit a letter of resignation promptly to the Board of Directors. Abstentions and Broker Shares that are not voted are not considered cast for or against a director nominee and, therefore, will have no effect on the outcome.

Proposals 2a and 2b: For each amendment, the number of votes cast in favor of an amendment to the Company’s Articles of Incorporation must constitute at least two-thirds of the total votes entitled to be cast. Votes that are withheld and Broker Shares that are not voted on each proposal will count as votes against that respective proposal.

The approval of Proposal 2a is not conditioned on the approval of Proposal 2b, but the approval of Proposal 2b is conditioned on the approval of Proposal 2a. Therefore, the Company will amend its Articles of Incorporation to implement Proposal 2a if that particular proposal receives approval from at least two-thirds of the votes entitled to be cast. However, the Company will amend its Articles of Incorporation to implement Proposal 2b only if each of Proposal 2a and 2b receives approval from at least two-thirds of the votes entitled to be cast.

Proposal 3: The number of votes cast in favor of the ratification of the selection of Ernst & Young LLP as independent auditors must be greater than the votes cast against the ratification. Abstentions and Broker Shares that are not voted are not considered cast for or against this proposal and, therefore, will have no effect on the outcome.

Proposal 4: The number of votes cast in favor of the proposal on an advisory vote to approve named executive officer compensation must be greater than the votes cast against approval. Abstentions and Broker Shares that are not voted are not considered cast for or against this proposal and, therefore, will have no effect on the outcome.

12.   How do I vote?

By Internet or by Telephone: You may vote your proxy by the Internet or by telephone by following the instructions provided in the Notice. Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Time, on September 19, 2012. To vote by the Internet, go to http://www.envisionreports.com/SFD and follow the steps outlined on the secured website. To vote by telephone, call toll free 1-800-652-VOTE (8683) within the United States, Canada and Puerto Rico any time on a touch tone telephone. There is no charge to you for the call. Please follow the instructions provided by the recorded message. When voting by the Internet or telephone, please have your Notice handy because you will need the validation details that are located on the Notice in order to cast your vote.

By Mail: If you request printed copies of the Proxy Materials be sent to you by mail, you may vote by proxy card or voting instruction card. Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a Shareholder of Record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors. If you are a Beneficial Owner, please also see Question 15 below.

In Person at the Annual Meeting: All shareholders may vote in person at the Annual Meeting. If you are a Beneficial Owner, you must obtain a legal proxy from your broker, bank or other Shareholder of Record and present it to the inspectors of election with your ballot to be able to vote at the meeting.

13.   What can I do if I change my mind after I vote my shares?

If you are a Shareholder of Record, you can revoke your proxy before it is exercised by:

•

voting again over the Internet or by telephone prior to 2:00 a.m., Eastern Time, on September 19, 2012,

•

timely sending written notice to our Secretary,

•

timely delivering a valid, later-dated proxy, or

•

voting by ballot at the Annual Meeting.

If you are a Beneficial Owner, you may submit new voting instructions by contacting your bank, broker or other Shareholder of Record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to Question 12.

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14.   What if I do not specify a choice for a matter when returning a proxy?

Proxies that are signed and returned but do not contain voting instructions will be voted:

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“FOR” the election of each of the director nominees named in this proxy statement,

•

“FOR” an amendment to the Company’s Articles of Incorporation to declassify the Board of Directors,

•

“FOR” an amendment to the Company’s Articles of Incorporation to eliminate the related supermajority voting provision in our Articles,

•

“FOR” the ratification of Ernst & Young LLP as our independent auditors,

•

“FOR” approval of the proposal on an advisory vote to approve named executive officer compensation, and

•

in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

If you are a Beneficial Owner, see Question 15 below.

If necessary, and unless the shares represented by the proxy are voted in a manner contrary to the manner described in the preceding sentence, the persons named in the proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates, without further notice, in order to solicit and obtain sufficient votes to approve or disapprove any matters being considered at the Annual Meeting.

15.   Will my shares be voted if I do not provide my proxy or instruction form?

If you are a Shareholder of Record and do not provide a proxy, you must attend the Annual Meeting in order to vote. If you are a Beneficial Owner and hold shares through an account with a bank or broker, your shares may be voted if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on routine matters. The ratification of the selection of independent auditors is considered a routine matter. The election of directors, the amendments to the articles of incorporation, and the advisory vote to approve named executive compensation are not considered routine. When a matter is not routine and the brokerage firm has not received voting instructions from the Beneficial Owner, the brokerage firm cannot vote the shares on that matter. This is called a broker non-vote.

16.   What does it mean if I receive more than one Notice?

If you received multiple Notices, it means that you hold your shares in different ways (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. Each Notice you receive should be voted by Internet, telephone or mail.

17.   Who will pay for the cost of this proxy solicitation?

We will bear the cost of this proxy solicitation. In addition to solicitation by mail, some of our directors, officers and employees may solicit proxies in person or by telephone for no additional compensation. We will also ask Shareholders of Record who are brokerage firms, custodians and fiduciaries to forward proxy material to the Beneficial Owners of such shares and upon request we will reimburse such Shareholders of Record for the customary costs of forwarding the proxy material. We have retained Okapi Partners LLC to assist in the solicitation of proxies and anticipate that this will cost us $8,000 plus expenses.

18.   May shareholders ask questions at the Annual Meeting?

Yes. The chairman of the meeting will answer questions from shareholders during the designated question and answer period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, shareholders may be limited to two minutes each to present their question. When speaking, shareholders must direct questions to the chairman and confine their questions to matters that relate directly to the business of the meeting. Shareholders will not be able to make statements.

19.   When will Smithfield announce the voting results?

We will announce the preliminary voting results at the Annual Meeting. Smithfield will report the final results in a Current Report on Form 8-K filed with the SEC.

20.   Does Smithfield have a policy about Directors’ attendance at the Annual Meeting?

It is our policy that directors should attend annual meetings of the shareholders. A regular meeting of the Board of Directors is scheduled in conjunction with the Annual Meeting. All directors attended the 2011 Annual Meeting of Shareholders.

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 11

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PROPOSAL 1    ELECTION OF DIRECTORS

The Board is elected by the shareholders to oversee their interest in the long-term health and overall success of Smithfield’s business and its financial strength. The Board serves as the ultimate decision-making body for Smithfield, except for those matters reserved to or shared with the shareholders. The Board selects and oversees the members of senior management who are charged by the Board with conducting the business of Smithfield.

Election Process

Our Board of Directors currently consists of ten directors, who are divided into three classes with staggered terms. Directors are elected by a majority of the votes cast unless the election is contested, in which case directors are elected by a plurality of the votes cast. A majority of votes cast means that the number of shares voted for a director exceeds the number of votes cast against the director. If shareholders do not re-elect a nominee who is serving as a director, Virginia law provides that the director would continue to serve on the Board as a “holdover director.” Under our Bylaws, if an incumbent director in an uncontested election does not receive a majority of votes cast for his or her election, the director is required to submit a letter of resignation promptly to the Board of Directors. Within 90 days of the certification of the election results, the Board must act on the resignation, taking into consideration any recommendation by the Nominating and Governance Committee and any additional relevant information and factors. The director who tenders his or her resignation does not participate in the decisions of the Nominating and Governance Committee or the Board relating to the resignation.

Director Nominations

The Nominating and Governance Committee considers candidates for nomination to the Board of Directors from a number of sources, including recommendations by current members of the Board of Directors and members of management. Current members of the Board of Directors are considered for re-election unless they are ineligible for re-election or have notified us that they do not wish to stand for re-election. The Nominating and Governance Committee will also consider director candidates recommended by our shareholders. Please see page 23 for further details on the procedures to follow if a shareholder wishes to nominate a director. The Nominating and Governance Committee does not intend to evaluate candidates recommended by shareholders any differently than other candidates.

Director Qualifications

In evaluating nominees for director, the Nominating and Governance Committee is guided by, among other things, the principles for Board composition expressed in the Governance Guidelines, which include the following objectives:

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The Board should be composed of qualified, dedicated and highly regarded individuals who have experience relevant to our operations and who understand the complexities of our business environment.

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The Board should endeavor to maintain a “balanced” membership, with representation of relevant areas of experience, types of expertise and backgrounds.

The Nominating and Governance Committee does not set specific, minimum qualifications that nominees must meet, but rather, in identifying and evaluating candidates for nomination, the Committee considers, in addition to the objectives set out in the Governance Guidelines, whether the candidate:

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demonstrates high ethical standards and accountability,

•

has demonstrated substantial achievement and leadership in business, government, academic or other relevant fields,

•

is dedicated to exercising independent and informed business judgment,

•

is prepared and able to participate fully in Board activities, including service on committees, and

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•

is not engaged in any activity adverse to, and does not serve on the board of another company whose interests are adverse to, or in conflict with, our interests.

As expressed in our Governance Guidelines, the Nominating and Governance Committee believes it is desirable that the Board maintain a “balanced” membership. Therefore, in evaluating director candidates, it is the practice of the Nominating and Governance Committee to consider, among other things, the diversity of viewpoints, experience and backgrounds of the candidates, including gender, race and ethnicity. However, the Nominating and Governance Committee has not formalized this practice into a specific policy. The Nominating and Governance Committee may also consider such factors as whether the candidate is independent within the meaning of the listing standards of the NYSE and whether the candidate meets any additional requirements for service on the Audit Committee.

All Directors Exhibit: • outstanding achievement in their professional careers • broad experience • wisdom • personal and professional integrity • ability to make independent, analytical inquiries

•

experience with and understanding of the business environment

•

knowledge of corporate governance requirements and practices

•

a commitment to sustainability and social issues, and

•

willingness and ability to devote adequate time to Board duties.

2012 Nominees For Election to Three-Year Terms

The terms of Joseph W. Luter, III, C. Larry Pope, Wendell H. Murphy, Sr. and Paul S. Trible, Jr. will expire at the time of the Annual Meeting. Following the recommendation of the Nominating and Governance Committee, the Board recommends the re-election of all four individuals to the Board of Directors for three-year terms.

All the nominees have indicated their willingness to serve if elected. If at the time of the meeting any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board may designate.

The information set forth below includes, with respect to each nominee for election as director and each director whose term of office does not expire this year, his or her age, principal occupation and employment during the past five years, the year in which he or she first became a director of the Company, and directorships held by each at other public companies during the past five years.

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 13

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Joseph W. Luter, III

Director since 1975

Age 73

Committees served: Executive (chair)

Mr. Luter, III has served as Chairman of the Board since 1975. He previously served as Consultant to the Company from August 2006 to August 2010 and Chairman of the Board and Chief Executive Officer of the Company from 1975 to 2006. Mr. Luter, III is the father of Joseph W. Luter, IV, one of our executive officers.

Qualifications, Attributes, Skills and Experience:

Mr. Luter, III is uniquely qualified to serve as a member of the Company’s Board of Directors due to his unmatched operational and leadership experience with the Company and deep knowledge in the meat processing and hog production industry from his service as CEO of the Company for over 30 years during which time the Company transformed from a small regional company to a Fortune 250 company with significant international operations.

C. Larry Pope

Director since 2006

Age 57

Committees served: Executive

Mr. Pope has served as President and Chief Executive Officer of the Company since 2006. He previously served as President and Chief Operating Officer of the Company from 2001 to 2006 and Vice President and Chief Financial Officer from 2000 to 2001.

Qualifications, Attributes, Skills and Experience:

Mr. Pope’s over 30 year career at the Company spans a variety of senior management roles and responsibilities which bring an in-depth knowledge of the Company and broad experience in operational, finance, accounting and risk management matters. Further, as the Company’s CEO, Mr. Pope has expertise in corporate strategy, organizational leadership and international operations.

Wendell H. Murphy, Sr.

Director since 2000

Age 73

Committees served: Sustainability, Community and Public Affairs; Executive

Although now a private investor, Mr. Murphy previously was Chairman of the Board and Chief Executive Officer of Murphy Farms, Inc. of Rose Hill, North Carolina, a hog producer, prior to the Company’s purchase of such business in January 2000. Mr. Murphy also served as director of the Company from 1991 to 1998.

Qualifications, Attributes, Skills and Experience:

Mr. Murphy’s qualifications to serve as director include decades of industry and leadership experience in the hog production industry as the founder of Murphy Family Farms which, at the time the Company bought it, was one of the largest hog production businesses in the country. Mr. Murphy’s extensive knowledge of our business has been further enhanced in his service as a director for nearly 20 years. Mr. Murphy, as a former member of the North Carolina legislature, also brings public affairs and state government experience to the Board. The Board further benefits from his entrepreneurial experience and spirit.

Hon. Paul S. Trible, Jr.

Director since 2007

Age 65

Committees served: Nominating and Governance (chair); Sustainability, Community and Public Affairs

Mr. Trible has served as President of Christopher Newport University since 1996. He served as U.S. Senator from 1983 to 1989 and as Member of U.S. House of Representatives from 1977 to 1983.

Qualifications, Attributes, Skills and Experience:

Mr. Trible has leadership experience as president of a public liberal arts university with an enrollment of 4,800 students for over fifteen years and his service as U.S. Senator and U.S. Congressman. The Board also benefits from Mr. Trible’s public policy expertise and first hand knowledge of the workings of the state and federal government.

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 14

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Continuing Directors For Term Ending Upon 2013 Annual Meeting

Hon. Carol T. Crawford

Director since 2000

Age 69

Committees served: Compensation; Sustainability, Community and Public Affairs (chair)

Ms. Crawford is an attorney and an international trade law consultant. She formerly served as Commissioner of the U.S. International Trade Commission from 1991 until 2000 and Assistant Attorney General of the United States from 1989 until 1990. She also served as Associate Director of the White House Office of Management and Budget from 1985 through 1989. She serves on the Board of Trustees of Torray Fund, a publicly-held mutual fund.

Qualifications, Attributes, Skills and Experience:

Ms. Crawford has extensive public policy and governmental affairs experience, including her work on international trade matters. Further, Ms. Crawford’s background of governmental service and legal experience are helpful as the Company’s operations are subject to various governmental regulations. Ms. Crawford’s 12 year directorship at Smithfield also gives her extensive knowledge of our business.

Richard T. Crowder

Director since 2011

Age 72

Committees served: Nominating and Governance

Dr. Crowder has served as a Professor of International Trade at the College of Agriculture and Life Sciences at Virginia Polytechnic Institute and State University since 2008. From January 2006 until April 2007, he served as chief agriculture negotiator at the Office of the U.S. Trade Representative, responsible for directing all U.S. agricultural trade negotiations worldwide, including multilateral negotiations in the World Trade Organization, as well as regional and bilateral negotiations. Dr. Crowder also served as a senior advisor to the U.S. Trade Representative from May 2007 until April 2008. Dr. Crowder is a director of Neogen Corporation.

Qualifications, Attributes, Skills and Experience:

Dr. Crowder has extensive knowledge of international trade, and in particular agricultural trade, which brings valuable insight to the Board on matters relevant to the Company and its industry. Dr. Crowder also has public company board experience and currently serves on the Governance Committee and Stock Option Committee of Neogen Corporation.

John T. Schwieters

Director since 2001

Age 72

Committees served: Audit (chair); Nominating and Governance

Mr. Schwieters is Senior Executive and member of the Executive Committee of Perseus L.L.C., a merchant bank and private equity fund management company, since 2012, after serving as Senior Advisor from 2009 to 2012 and Vice Chairman from 2000 to 2009. From 1989 to 2000, Mr. Schwieters served as Managing Partner, Mid-Atlantic Region, Arthur Andersen LLP. He is a director of Danaher Corporation and Choice Hotels International, Inc. and within the past five years has also served as a director of Union Street Acquisition Corp. and Manor Care, Inc.

Qualifications, Attributes, Skills and Experience:

Mr. Schwieters has extensive knowledge and experience in the areas of public accounting, tax accounting and finance, as he led the Mid-Atlantic region of one of the world’s largest accounting firms after previously leading that firm’s tax practice in the Mid-Atlantic region. He also has extensive public company board experience having chaired the Audit Committees of several public companies, including current service as chair of the Audit Committees of Danaher Corporation and Choice Hotels International, Inc.

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 15

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Continuing Directors For Term Ending Upon 2014 Annual Meeting

Margaret G. Lewis

Director since 2011

Age 58

Committees served: Audit

Ms. Lewis is President of HCA’s Capital Division, which includes facilities in northern, central and southwestern Virginia, New Hampshire, Indiana and Kentucky. She began her career with HCA in 1978 and held several positions in nursing management and quality management before becoming Chief Nursing Officer of HCA’s Richmond Division in 1997. Ms. Lewis became Chief Operating Officer of CJW Medical Center in 1998 and Chief Executive Officer in 2001. She is a registered nurse and a diplomat of the American College of Healthcare Executives.

Qualifications, Attributes, Skills and Experience:

Ms. Lewis brings extensive leadership experience and management skills to the Board. Her variety of senior management roles provides expertise in executive decision-making and strategic planning.

David C. Nelson

Director since 2008

Age 53

Committees served: Compensation; Sustainability, Community and Public Affairs

Mr. Nelson has served as Global Strategist, Animal Protein, Grains and Oilseeds for the Food & Agribusiness Research Advisory group at Rabobank International since July 2010. Previously, he was a Portfolio Manager of Altima One World Agriculture Fund, an affiliate of Altima Partners, which is a European hedge fund manager, from 2008 until July 2010. Additionally, Mr. Nelson served as an analyst and Managing Director of Credit Suisse from 1997 to 2007 and as Assistant Director of Research and Managing Director of NatWest Markets from 1990 to 1997. Mr. Nelson has also served on a number of advisory boards, including to the U.S. Census of Agriculture, National Soybean Processors Association, National Pork Board and U.S. Feed Grains Council.

Qualifications, Attributes, Skills and Experience:

Mr. Nelson brings valuable insight to the Board as an agribusiness analyst in the animal protein and grains industry, as well as his expertise regarding the commodities markets. In addition, the Board values Mr. Nelson’s knowledge of Wall Street and the capital markets.

Frank S. Royal, M.D.

Director since 2002

Age 72

Committees served: Audit; Nominating and Governance; Compensation (chair)

Dr. Royal has been a physician since 1969. He is a director of SunTrust Banks, Inc. and Dominion Resources, Inc. and within the past five years has also served as a director of Chesapeake Corporation and CSX Corporation.

Qualifications, Attributes, Skills and Experience:

Dr. Royal has significant experience and knowledge of the requirements, rules, issues and concerns that a public company faces. He has extensive public company board experience with significant leadership positions on the various boards that he has served, including service on the boards of several Fortune 500 companies, including a decade of service as a director of Smithfield. Dr. Royal currently serves on the Audit Committee and Governance and Nominating Committee of SunTrust Banks, Inc. and is the chairman of the Compensation, Governance and Nominating Committee at Dominion Resources, Inc.

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 16

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Committee Membership

The following table describes the current members of each of the committees of the Board of Directors and the number of meetings held during fiscal 2012:

Name	Audit	Nominating and Governance	Compensation	Sustainability, Community, and Public Affairs	Executive
Joseph W. Luter, III					Chair
C. Larry Pope					X
Hon. Carol T. Crawford			X	Chair
Richard T. Crowder		X
Margaret G. Lewis	X
Wendell H. Murphy, Sr.				X	X
David C. Nelson			X	X
Frank S. Royal, M.D.	X	X	Chair		X
John T. Schwieters	Chair	X
Hon. Paul S. Trible, Jr.		Chair		X
Number of Meetings	9	4	7	2	0

DIRECTOR COMPENSATION

The Nominating and Governance Committee is responsible for recommending director compensation to the Board of Directors. The following compensation arrangements have been recommended by the Nominating and Governance Committee and approved by the Board of Directors.

Fiscal 2012 Compensation

Non-employee directors are entitled to receive the following cash consideration for their services:

•

an annual retainer of $75,000,

•

an additional annual retainer of $25,000 for the lead director,

•

an additional annual retainer of $15,000 for the chair of the Audit Committee,

•

an additional annual retainer of $10,000 for the chair of any other committee, and

•

$2,000 for each Board or committee meeting attended.

In addition, each non-employee director receives an annual award of $75,000 in deferred stock units pursuant to the current award program under the 2008 Plan. For fiscal 2012, the number of deferred stock units for this annual award was determined based on the closing price of the Company’s common stock on the second trading day following the Company’s first quarter earnings announcement.

Non-employee directors are also entitled under the 2008 Plan to defer 25%, 50%, 75% or 100% of their director fees and receive deferred stock units in lieu thereof. Each deferred stock unit entitles the director to receive one share of common stock at a time following the director’s termination of service, as specified in advance by the director. In the event cash dividends are paid on our common stock, hypothetical cash dividends in the same amount will be credited to the director’s account and converted into stock units based on the market price of our common stock on the trading day before the dividend payment date.

The Chairman of the Board receives an annual cash retainer of $500,000, payable in four quarterly installments. In addition, the Chairman receives an annual award of deferred stock units valued at $500,000, awarded in four quarterly installments. The number of deferred stock units received quarterly is equal to $125,000 divided by the closing price of our common stock as reported in the Wall Street Journal on the trading day prior to the date on which the quarterly payment is to be paid. Each deferred stock unit entitles the Chairman to receive one share of common stock at a time following the Chairman’s termination of service as director, as specified in advance by the Chairman. In the event cash dividends are paid on our common stock, hypothetical cash dividends in the same amount will be credited to his account and converted into stock units based on the market price of our common stock on the trading day before the dividend payment date. In setting the Chairman’s compensation, the Board considers Mr. Luter, III’s extensive experience in the industry generally and the Company’s business in particular as well as the important role he plays in long-term strategic planning and overseeing the implementation of such plans.

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The following table includes information concerning compensation paid to or earned by the people listed in the table who served as directors during the fiscal year ended April 29, 2012.

Name (a)	Fees earned or paid in cash ($) (b)	Stock awards ($) (c)	Option awards ($) (d)	Non-equity incentive plan compensation ($) (e)	Change in pension value and nonqualified deferred compensation earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Joseph W. Luter, III	500,000	500,000	—	—	—	28,202	1,028,202
C. Larry Pope	—	—	—	—	—	—	—
Hon. Carol T. Crawford	125,000	75,000	—	—	—	—	200,000
Richard T. Crowder	87,000	75,000	—	—	—	—	162,000
Margaret G. Lewis	87,000	75,000	—	—	—	—	162,000
Wendell H. Murphy, Sr.	87,000	75,000	—	—	—	—	162,000
David C. Nelson	115,000	75,000	—	—	—	—	195,000
Frank S. Royal, M.D.	158,000	75,000	—	—	—	—	233,000
John T. Schwieters	136,000	75,000	—	—	—	—	211,000
Hon. Paul S. Trible, Jr.	105,000	75,000	—	—	—	—	180,000
Robert L. Burrus, Jr.(1)	85,000	—	—	—	—	—	85,000
Melvin O. Wright(2)	124,500	75,000	—	—	—	—	199,500

(1) Mr. Burrus served as a director until the 2011 Annual Meeting of Shareholders held on September 21, 2011. His director compensation includes $43,500 for service as Director Emeritus.

(2) Mr. Wright served as a director until February 3, 2012. His director compensation includes $4,000 for service as Director Emeritus.

Fees Earned or Paid in Cash (Column (b))

Pursuant to the Company’s 2008 Incentive Compensation Plan (“2008 Plan”), each non-employee director is entitled to defer all or a part of his or her director fees and receive, in lieu thereof, deferred stock units entitling the director to receive shares of our common stock at a future date or dates. For those directors electing to receive all or a portion of such fees as deferred units, the number of deferred stock units received is equal to the amount of fees deferred divided by the market price of the common stock. Deferred fees, if any, are included in the amounts listed in this column.

Stock Awards (Column (c))

Included in this column is the aggregate grant date fair value of the deferred stock units granted annually to each named director pursuant to the 2008 Plan, computed in accordance with FASB ASC Topic 718. Each director is fully vested in the deferred stock units received pursuant to fee deferrals or the annual grant.

The aggregate number of deferred stock units (whether received pursuant to fee deferrals or the annual grants) held by each current director as of July 13, 2012 was as follows: Mr. Luter, III — 50,962; Ms. Crawford — 36,228; Dr. Crowder — 4,141; Ms. Lewis — 4,660; Mr. Murphy — 41,288; Mr. Nelson — 28,234; Dr. Royal — 16,601; Mr. Schwieters — 22,389; and Mr. Trible — 13,099.

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All Other Compensation (Column (g))

Consists of $28,202 in perquisites. The perquisites consist of a company-leased automobile (calculated using 100% of the lease cost, repairs, maintenance and fees of the automobile) and secretarial support.

CORPORATE GOVERNANCE

Composition and Independence of the Board of Directors

Our Board of Directors currently consists of ten directors. The Board of Directors has determined that seven of our current directors (Mses. Crawford and Lewis, Drs. Crowder and Royal and Messrs. Nelson, Schwieters and Trible) qualify as independent directors in accordance with the listing standards of the New York Stock Exchange (the “NYSE”). In addition, the Board of Directors has determined that Mr. Schwieters, Chair of the Audit Committee, is an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K.

Only two of the directors determined by the Board to be independent have any relationship with us other than as a director. The bases for the Board’s determination regarding the independence of these two directors are explained below:

•

In evaluating the independence of Mr. Nelson, the Board considered that in July 2010, Mr. Nelson was appointed as Global Strategist, Animal Protein, Grains and Oil Seeds for the Food and Agribusiness Research Advisory Group of Rabobank International. From July 2009 to June 2011, Rabobank Nederland, an affiliate of Rabobank International, served as syndication agent and a joint book runner and co-lead arranger and lender under the Company’s $1.0 billion asset-based revolving credit facility (ABL Credit Facility) and as administrative agent and lender under the Company’s $200 million term loan (Rabobank Term Loan). Prior to July 2009, Rabobank Nederland served in similar capacities under certain of the Company’s previous credit facilities. In June 2011, the Company refinanced its ABL Credit Facility and Rabobank Nederland serves as administrative agent and a lead arranger and lender under the $925 million asset-based revolving credit facility. In addition, the Company put in place a $275 million Credit and Security Agreement for which Rabobank Nederland serves as administrative agent and sole lender. The Rabobank Term Loan was also refinanced at the same time and Rabobank Nederland continues to serve in the same capacity for the new loan. In determining that Mr. Nelson is independent, the Board considered favorably that the Rabobank entity with which Mr. Nelson is employed does not serve in any capacity with respect to the Company’s credit facilities, Mr. Nelson does not hold an equity interest in, nor is he serving as an executive officer of, any Rabobank entity, and the administrative fees and interest paid by the Company to Rabobank Nederland were $27.4 million or less in each of the past three years and represent only a small fraction of one percent of Rabobank’s revenues.

•

In evaluating the independence of Mr. Trible, the Board considered that the Smithfield-Luter Foundation, a charitable foundation affiliated and funded by us, is committed to making contributions annually through 2016 supporting educational programs and scholarships at Christopher Newport University, a tax exempt, public liberal arts university where Mr. Trible is currently employed as President. Frances Luter, the wife of one of our executive officers, Joseph W. Luter, IV, served on the Board of Visitors of the university until June 30, 2012. In determining that Mr. Trible is independent, the Board favorably considered that the Foundation’s existing and planned annual contributions represent less than 2% of the university’s annual gross revenues and that Mrs. Luter abstained from any actions taken by the university’s Board of Visitors with respect to compensation or other employment terms or arrangements involving Mr. Trible.

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 19

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Directors Emeritus

At their respective retirement dates, the Board appointed Ray A. Goldberg and Messrs. Burrus and Wright each to serve as a Director Emeritus in accordance with the Company’s Bylaws. As Directors Emeritus, Dr. Goldberg and Messrs. Burrus and Wright may attend Board meetings and participate in the discussion of matters that come before the Board, but they are not entitled to vote upon any such matters. For their service as Directors Emeritus, Dr. Goldberg and Messrs. Burrus and Wright receive the same annual retainer and meeting fees as do the non-employee directors, but they do not receive any equity awards. Dr. Goldberg and Mr. Burrus will conclude their service as Directors Emeritus immediately prior to the 2012 Annual Meeting. Mr. Wright will conclude his service as Director Emeritus immediately prior to the 2013 Annual Meeting.

Board Meetings and Committees

During fiscal 2012, the Board of Directors held five meetings. All directors attended 75% or more of these meetings, including regularly scheduled and special meetings, and the meetings of all committees of the Board on which they served that were held in the past fiscal year during the periods in which they were directors or served on such committees.

The Board of Directors has four standing committees which met during fiscal 2012: the Audit Committee, the Nominating and Governance Committee, the Compensation Committee and the Sustainability, Community and Public Affairs Committee. Each of these committees is composed entirely of directors who have been determined by the Board of Directors to be independent under current NYSE standards, except for Mr. Murphy, who serves on our Sustainability, Community and Public Affairs Committee because of his expertise regarding the hog production industry and related public policy issues. Each committee operates under a charter approved by the Board of Directors setting out the purposes and responsibilities of the committee. The committees and the Board of Directors periodically review and, as appropriate, revise the committees’ charters to reflect, among other things, changing regulatory developments and changes in the responsibilities of the committees. All committee charters are available for review on our website at http://investors.smithfieldfoods.com/documents.cfm. The Board of Directors has also established an Executive Committee which is authorized to exercise the powers of the Board of Directors between Board meetings but did not meet during the past fiscal year.

The table below summarizes the responsibilities of all of the committees of the Board of Directors.

Committee	Summary of the Functions of the Committee
AUDIT

Oversee the financial reporting process

•

Review financial statements and releases

•

Review significant management judgments affecting financial statements

•

Review quality of accounting principles employed

•

Review adequacy of internal and disclosure controls and procedures

Oversee independent auditors

•

Oversee performance and independence

•

Pre-approve non-audit services

•

Appoint independent auditors

Review scope, methodology and results of the audit of the independent auditors

Oversee the Company’s compliance with Section 404 of the Sarbanes-Oxley Act relative to testing of internal controls

Oversee the internal audit department

Oversee compliance with laws and governmental regulations

•

Oversee administration of the Code of Business Conduct and Ethics

•

Review cases of misconduct

Review, approve and ratify related party transactions

Oversee risk assessment and enterprise risk management

Oversee investments in the Company’s pension plans

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Committee	Summary of the Functions of the Committee
NOMINATING AND GOVERNANCE

Guide selection of directors

•

Establish criteria for nominees

•

Review candidate qualifications

•

Recruit desired candidates

Recommend director nominees

Recommend committee membership

Review Governance Guidelines and recommend governance issues to be addressed

Review the Code of Business Conduct and Ethics

Evaluate director performance

Review committee structure and operations

Recommend ways to improve effectiveness of the Board of Directors

Recommend director compensation

Oversee senior management succession process

COMPENSATION

Develop the Company’s philosophy on executive compensation

Establish compensation for the CEO based on its review and approval of corporate and personal goals and objectives and its evaluation of the CEO’s performance in light of those goals and objectives

Review and approve compensation for other executive officers and key personnel

Recommend compensation and benefit plans

Administer cash and equity-based incentive plans

SUSTAINABILITY, COMMUNITY AND PUBLIC AFFAIRS

Oversee responsibilities relating to public policy issues

•

Monitor public policy and social trends affecting the Company

•

Monitor issues and practices relating to the Company’s social accountability

•

Review activities related to emergency preparedness and business continuity planning

•

Review the Company’s positions and strategies on public policy issues, including overseeing the political action committee

•

Review impact of business operations and practices on local communities

•

Evaluate the Company’s corporate citizenship programs and activities, including Company charitable contributions

EXECUTIVE	Exercise the powers of the Board of Directors between Board meetings to the extent permitted by law

Governance Guidelines

The Board of Directors has adopted a set of Governance Guidelines reflecting a commitment to maintaining high corporate governance standards. The Nominating and Governance Committee is responsible for reviewing periodically the Governance Guidelines and making recommendations on governance issues that should be addressed by the Board of Directors. The Governance Guidelines are available for review on our website at http://investors.smithfieldfoods.com/documents.cfm.

Among other matters, the Governance Guidelines address the following:

•

A majority of the directors shall be independent within the meaning of the listing standards of the NYSE.

•

The Board of Directors is responsible for providing the best example of our core values of integrity and ethical behavior.

•

The directors meet regularly in executive session without the Chief Executive Officer (or any other directors who are current or former officers of the Company) present. These meetings are chaired by the Lead Director.

•

Directors have access to our management at all times.

•

When a director no longer holds the principal position that he or she held when first elected to the Board of Directors, the Nominating and Governance Committee is to make a recommendation to the Board of Directors regarding the director’s continued service.

•

The Board of Directors conducts an annual review of its own performance.

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Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics (the “Code”) applicable to all of our employees, officers and directors. The purpose of the Code is to convey our policies and practices for conducting business in accordance with applicable law and the highest ethical standards. Any waiver of the Code for executive officers or directors will be made only by the Board of Directors or its Audit Committee and will be promptly disclosed. In support of the Code, we have provided employees with a number of avenues for the reporting of ethics violations or similar concerns, including an anonymous telephone hotline. A compliance committee chaired by our Chief Legal Officer administers the Code and requires all directors and executive officers to complete an annual certification relating to ethics and compliance with the law, the Code and other Company policies. The chair of the compliance committee reports periodically to the Audit Committee on the administration of the Code and is required to report promptly any violation of the Code by an executive officer or director to the Chair of the Audit Committee. The Code was adopted by the Board of Directors and is reviewed periodically by the Nominating and Governance Committee. The Code is available for review on our website at http://investors.smithfieldfoods.com/documents.cfm, and we will post any amendments to, or waivers from, the Code on that website.

Succession Planning

Chief Executive Officer and Senior Management Succession. One of the primary duties of the Board of Directors is to select and oversee our Chief Executive Officer and other senior managers. The Board of Directors must ensure that the Company has senior managers who have the required skills and leadership ability to carry out our long-term and short-term strategic plans. Additionally, advance planning for contingencies such as the departure, death or disability of a senior manager is necessary, so that, in the event of an untimely vacancy, the Company has in place an emergency succession plan to facilitate the transition to both interim and longer-term leadership.

The key elements of our senior management succession plan include:

•

oversight of the Chief Executive Officer and senior management succession process by the Nominating and Governance Committee;

•

periodic evaluations of the qualities and leadership skills that are required to carry out the Board of Director’s strategic plans, and the development of a desired profile for the Chief Executive Officer based on this evaluation;

•

periodic performance evaluations of the Chief Executive Officer and other senior managers by the Nominating and Governance Committee;

•

regular and open dialogues between the Board of Directors and the Chief Executive Officer regarding succession planning;

•

meetings by the Board of Directors with senior managers in order to identify potential internal candidates; and

•

when applicable, establishing estimated time frames for planned successions, and if the Board of Directors concludes that no internal candidate is ready as the time approaches, retaining an executive search firm to identify and evaluate external candidates.

Director Succession. The Board of Directors also has the responsibility of planning for future board retirements, committee assignments and committee chair nominations. The Board of Directors must evaluate its current skills and experiences in order to identify potential shortfalls that may result from future vacancies, and consider future director recruitment.

The key elements of our director succession plan include:

•

oversight of the director succession planning process by the Nominating and Governance Committee;

•

regular evaluations of the qualities and skill sets that the Board of Directors needs to oversee management’s performance and the execution of the Company’s long-term and short-term strategic plans;

•

regular dialogues among the full Board of Directors and the non-management directors regarding director succession;

•

estimating the timing of expected director retirements, and considering the possibility of unexpected departures from the Board; and

•

retaining an outside search firm to assist in the identification and evaluation of potential candidates, if necessary.

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Policies and Procedures Governing Director Nominations

The Nominating and Governance Committee considers candidates for nomination to the Board of Directors from a number of sources, including recommendations by current members of the Board of Directors and members of management. Current members of the Board of Directors are considered for re-election unless they are ineligible for re-election or have notified us that they do not wish to stand for re-election. The Nominating and Governance Committee will also consider director candidates recommended by our shareholders. Shareholders desiring to submit recommendations for director candidates must follow the following procedures:

•

The Nominating and Governance Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended candidate to be considered by the Committee for nomination for election at an upcoming annual meeting of shareholders, the recommendation must be received by the Secretary of the Company not less than 120 days prior to the anniversary date of our most recent annual meeting of shareholders.

•

This recommendation must be in writing and must include the following initial information with respect to the candidate:

–

all information regarding the candidate that would be required to be disclosed in a proxy statement filed with the SEC, and

–

a description of compensation and other monetary arrangements during the past three years and any other material relationships between the shareholder making the recommendation and each candidate.

•

In addition, the recommendation must include the following initial information with respect to the shareholder and any shareholder associated person:

–

name and address,

–

number of shares beneficially owned,

–

any derivative instrument or similar opportunity to profit from any increase or decrease in the share value of the Company,

–

any arrangement pursuant to which the person has a right to vote any shares,

–

any short interest the person has,

–

any rights to dividends that are separated from the underlying shares,

–

any proportionate interest in shares held by a general or limited partnership in which the person is a general partner or beneficially owns an interest in a general partner,

–

any performance-related fees the person is entitled to based on the value of shares or derivative instruments, and

–

all information regarding the person that would be required to be disclosed in a proxy statement filed with the SEC.

•

If the recommendation is made prior to the record date, it must include a written agreement by the shareholder to supplement the information as of the record date. Additionally, the recommendation must include a representation that the shareholder is a holder of record, is entitled to vote at the meeting and intends to appear in person or by proxy and a representation as to whether the shareholder or shareholder associated person is or intends to be a part of a group that intends to deliver a proxy statement or otherwise solicit proxies.

•

Recommendations must be sent by U.S. Mail, courier or expedited delivery service to Michael H. Cole, Secretary, Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430.

Director Retirement

It is the Board’s policy that no director may be nominated to stand for re-election to the Board if he or she would be 75 or older at the time of the election, with the following exception: the Nominating and Governance Committee has the authority to extend the retirement of an individual Director for a period of up to three years from the time this policy first applies to a director if the Committee, in its discretion, believes that such extension would best serve the interests of the Company.

Board Leadership Structure and Board’s Role in Risk Oversight

Board Leadership Structure • Non-Executive Chairman of the Board • Lead Director

Our Chairman of the Board, Joseph W. Luter, III, retired as our Chief Executive Officer in 2006. At that time, he agreed to remain as non-executive Chairman of the Board. As a former CEO of the Company, Mr. Luter, III brings to the chairmanship extensive experience in the industry generally and the Company’s business in particular. We believe this background enhances the role of the Chairman of the Board in the development of long-term strategic plans and oversight of senior management in the implementation of such plans. Our Board of Directors recently amended our Governance Guidelines to provide that when our Chairman of the Board is not independent, as is currently the case, a Lead Director shall be selected by the independent directors from among themselves or by a procedure of selection adopted by the independent directors. Dr. Royal has been selected by the independent directors to serve as Lead Director. The duties and responsibilities of the Lead Director include:

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•

presiding at executive sessions of the non-management directors;

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serving as a liaison between the non-management directors and the Chief Executive Officer;

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serving as an independent point of contact for shareholders wishing to communicate with the independent or non-management directors; and

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having the authority to call meetings of the non-management directors with advance notice of such meetings to be given to the Chairman of the Board.

We believe the Lead Director position provides balance to the Chairman of the Board and facilitates strong independent oversight of the Chief Executive Officer and the rest of our management team. For all the above reasons, we believe the current leadership structure of the Board is appropriate for our Company.

Oversight of Risk

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The Board oversees risk management.

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Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out the risk oversight function.

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Company management is charged with managing risk through rigorous internal processes and strong internal controls.

Our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board meets with our Chief Executive Officer and other senior management at regular Board meetings to discuss strategy and risks facing the Company. Periodically, senior management delivers presentations to our Board or a Board committee regarding strategic matters and matters involving material risk. Our Board also holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Company. We believe that our Board’s leadership structure enhances its ability to engage in risk oversight because Mr. Luter, III’s understanding of the Company’s business and industry position him, as Chairman of the Board, to identify and raise key risks to the Board while at the same time Dr. Royal’s position as Lead Director fosters full and open communication between the independent directors and the Chief Executive Officer.

While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures and legal and regulatory compliance. The Audit Committee discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. The Audit Committee also discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposure. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, corporate governance and succession planning for our directors and senior management. The Sustainability, Community and Public Affairs Committee reviews with management our policies and practices with respect to risk management in the area of sustainability. While Board committees are responsible for assisting the Board in evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through management and committee reports about such risks and steps taken to manage and mitigate them.

Interested Party Communications with the Board of Directors

Interested parties, including shareholders, may communicate by mail with all or selected members of the Board of Directors. Correspondence should be addressed to the Board of Directors or any individual director(s) or group or committee of directors either by name or title (for example, “Lead Director,” “Chair of the Nominating and Governance Committee” or “All Non-Management Directors”). All correspondence should be sent c/o Michael H. Cole, Secretary, Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430.

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Executive Sessions of Non-Management Directors

The non-management members of the Board of Directors meet in executive session at least twice a year without management participation. These meetings are chaired by the Lead Director.

PRINCIPAL SHAREHOLDERS

The only persons known by us to beneficially own more than five percent of our common stock as of July 13, 2012, are as follows:

Name and address of beneficial owner	Number of shares beneficially owned	(1)	Percent
Wellington Management Company, LLP(2) 280 Congress Street Boston, MA 02210	13,910,303	(2)	9.1%
Continental Grain Company and certain affiliated parties(3) 277 Park Avenue New York, NY 10172	13,074,034	(3)	8.6%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	12,110,138	(4)	7.9%

(1) Pursuant to current regulations of the SEC, securities must be listed as “beneficially owned” by a person who directly or indirectly has or shares the power to vote (“voting power”) or the power to dispose of (“dispositive power”) the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he or she has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise. The information set forth in this table has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the schedules and forms referenced in the footnotes below.

(2) On February 14, 2012, Wellington Management Company, LLP, a registered investment advisor (“Wellington Management”), filed a Schedule 13G with the SEC disclosing that it has shared voting power over 10,888,948 shares and shared dispositive power over 13,910,303 shares, and that all of such shares are held of record by clients of Wellington Management.

(3) On June 16, 2010, Continental Grain Company (“CGC”), Arlon Opportunities Master LP (“Arlon”) and Paul J. Fribourg, a former director of the Company, filed a Schedule 13D/A with the SEC. In the Schedule 13D/A, (i) CGC discloses that it shares voting and dispositive power over 12,801,352 shares, (ii) Arlon discloses that it shares voting and dispositive power over 278,100 shares, and (iii) Mr. Fribourg discloses he has sole voting and dispositive power over 272,682 shares. CGC may be deemed to share voting and investment power with respect to the shares owned directly by Arlon by virtue of being the managing member of the general partner of Arlon and directly and through one of its subsidiaries holding a majority interest in Arlon. Mr. Fribourg discloses that he may be deemed to share voting and dispositive power with respect to the 12,801,352 shares beneficially owned by CGC by virtue of being its Chairman, Chief Executive Officer and President. He may also be deemed to share voting and dispositive power with respect to the 272,682 shares beneficially owned by Arlon by virtue of being the Chairman, Chief Executive Officer and President of CGC, the managing member of the general partner of Arlon. Of the 272,682 shares that Mr. Fribourg has sole voting and dispositive power, 12,372 are deferred stock units as described in greater detail on page 17 herein. In addition, Mr. Fribourg discloses he is a co-trustee and in one case, a beneficiary, of various trusts established for the benefit of certain members of his family that collectively control a majority interest in CGC. Mr. Fribourg disclaims beneficial ownership over the shares beneficially owned by CGC and Arlon except to the extent of his pecuniary interest.

(4) On February 10, 2012, BlackRock, Inc. filed a Schedule 13G/A with the SEC disclosing that it has sole voting and dispositive power over 12,110,138 shares.

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COMMON STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

The following information with respect to beneficial ownership, as of July 13, 2012, of shares of common stock is furnished with respect to (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table appearing on page 39 of this proxy statement, and (iii) all current directors and executive officers as a group:

Name	Amount and Nature of Beneficial Ownership (Number of Shares)(1)					Percent of Class
	Direct	Other		Total
Hon. Carol T. Crawford	1,900	52,928	(2)	54,828	(2)		*
Richard T. Crowder	1,500	4,141	(3)	5,641	(3)		*
Margaret G. Lewis	5,000	4,660	(4)	9,660	(4)		*
Joseph W. Luter, III	632,200	301,912	(5)	934,112	(5)		*
Joseph W. Luter, IV	190,675	463,865	(6)	654,540	(6)		*
Robert W. Manly, IV	279,699	100,000	(7)	379,699	(7)		*
Wendell H. Murphy, Sr.	—	45,288	(8)	45,288	(8)		*
David C. Nelson	30,000	28,234	(9)	58,234	(9)		*
C. Larry Pope	592,594	500,000	(10)	1,092,594	(10)		*
George H. Richter	12,500	156,000	(11)	168,500	(11)		*
Frank Spencer Royal, M.D.	1,000	16,601	(12)	17,601	(12)		*
John T. Schwieters	31,500	22,389	(13)	53,889	(13)		*
Joseph B. Sebring	40,750	40,000	(14)	80,750	(14)		*
Hon. Paul S. Trible, Jr.	500	13,099	(15)	13,599	(15)		*
*All current directors and executive officers as a group (18 persons)	1,865,216	1,974,507	(16)	3,839,723	(16)	2.5%

* Less than 1% of class

(1) Pursuant to current regulations of the SEC, securities must be listed as “beneficially owned” by a person who directly or indirectly has or shares voting power or dispositive power with respect to the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he or she has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise. Shares of our common stock listed under the “Direct” column are those which are owned and held by such person as outstanding shares and over which such person has sole voting power and sole dispositive power. Shares shown under the “Other” column include other forms of “beneficial ownership” pursuant to the SEC regulations, as described in the indicated footnotes.

(2) Includes 7,400 shares held in an IRA of Ms. Crawford’s husband, 8,800 shares held by Ms. Crawford’s husband and 500 shares held by Ms. Crawford as custodian for her grandchildren. Ms. Crawford disclaims beneficial ownership of these 16,700 shares. Also includes 36,228 shares held by the trustee of the 2008 Plan in Ms. Crawford’s deferred stock account over which Ms. Crawford has voting control.

(3) Includes 4,141 shares held by the trustee of the 2008 Plan in Dr. Crowder’s deferred stock account over which Dr. Crowder has voting control.

(4) Includes 4,660 shares held by the trustee of the 2008 Plan in Ms. Lewis’s deferred stock account over which Ms. Lewis has voting control.

(5) Includes 950 shares held by Mr. Luter, III as custodian for his daughter under the Uniform Transfers to Minors Act. Also includes 250,000 shares held by a trust for the benefit of Mr. Luter, III’s daughter for which Mr. Luter, III is trustee. In addition, includes 50,962 shares held by the trustee of the 2008 Plan in Mr. Luter, III’s deferred stock account over which Mr. Luter, III has voting control.

(6) Includes 17,132 shares held by Mr. Luter IV as custodian for his children’s trusts under the Uniform Transfers to Minors Act and 355,400 shares held by an LLC beneficially owned by Mr. Luter IV and his two minor children. Also includes 91,333 shares that Mr. Luter IV has the right to acquire pursuant to presently exercisable stock options. Mr. Luter IV has pledged 401,534 of his shares as security.

(7) Includes 100,000 shares that Mr. Manly has the right to acquire pursuant to presently exercisable stock options.

(8) Includes 4,000 shares held by Mr. Murphy’s wife. Also includes 41,288 shares held by the trustee of the 2008 Plan in Mr. Murphy’s deferred stock account over which Mr. Murphy has voting control.

(9) Includes 28,234 shares held by the trustee of the 2008 Plan in Mr. Nelson’s deferred stock account over which Mr. Nelson has voting control.

(10) Includes 500,000 shares that Mr. Pope has the right to acquire pursuant to presently exercisable stock options or stock options which will be exercisable within sixty days.

(11) Includes 1,000 shares held by Mr. Richter as custodian for his grandson under the Uniform Transfers to Minors Act. Also includes 155,000 shares that Mr. Richter has the right to acquire pursuant to presently exercisable stock options.

(12) Includes 16,601 shares held by the trustee of the 2008 Plan in Dr. Royal’s deferred stock account over which Dr. Royal has voting control.

(13) Includes 22,389 shares held by the trustee of the 2008 Plan in Mr. Schwieters’s deferred stock account over which Mr. Schwieters has voting control.

(14) Includes 40,000 shares that Mr. Sebring has the right to acquire pursuant to presently exercisable stock options.

(15) Includes 13,099 shares held by the trustee of the 2008 Plan in Mr. Trible’s deferred stock account over which Mr. Trible has voting control.

(16) Includes 1,110,333 shares subject to presently exercisable stock options or stock options which will be exercisable within sixty days.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to provide us copies of these reports. Based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required to be filed, we believe that all filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of our common stock have been complied with during the fiscal year ended April 29, 2012, except that C. Larry Pope was late in filing a Form 4 to report two transactions.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information with respect to securities issuable, or available for issuance, under our equity compensation plans as of April 29, 2012.

Plan Category	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,728,116	(1)	$21.82	(2)	8,850,128
Equity compensation plans not approved by security holders	0		N/A		0
TOTAL	3,728,116	(1)	$21.82	(2)	8,850,128

(1) In addition to options to purchase common stock, this amount includes 901,500 shares of common stock that may be issued upon the vesting of performance share units granted under the 2008 Plan, which represents the maximum number of shares of common stock that may be issued upon the vesting of these performance share units if all required performance goals are achieved.

(2) Represents the weighted average exercise price of options to purchase 2,826,616 shares of common stock. This weighted average does not take into account shares of common stock that may be issued upon the vesting of performance share units described in footnote (1) above.

COMPENSATION COMMITTEE REPORT

As detailed in our charter, the Compensation Committee oversees our executive compensation program on behalf of the Board. In the performance of this function, the Compensation Committee met seven times during fiscal 2012 and, among other things, reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this proxy statement.

Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and Smithfield’s proxy statement for its 2012 Annual Meeting of Shareholders, each of which has or will be filed with the Securities and Exchange Commission.

Compensation Committee

Frank S. Royal, M.D., Chair

Hon. Carol T. Crawford

David C. Nelson

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Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of the three independent directors listed above under “Corporate Governance – Committees of the Board of Directors and Meetings” and none of our executive officers served on the compensation committee or board of any company that employed any member of the Compensation Committee or Board of Directors as an executive officer.

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) provides you with detailed information regarding the material elements of compensation paid to our executive officers as well as the considerations and objectives underlying our compensation policies and practices. This information provides context for the compensation disclosures in the tables and related discussions that follow. The Compensation Committee of the Board, which oversees our executive compensation program, is referred to as the “Committee” in this CD&A. The terms “Smithfield,” “we”, “our” and the “Company” refer to Smithfield Foods, Inc. When we refer to the “named executives” we are referring to our Chief Executive Officer (CEO), our Chief Financial Officer (CFO) and our three other most highly compensated officers.

This CD&A discusses the compensation decisions for the named executives shown in the Summary Compensation Table on page 39. They are:

Name	Title
C. Larry Pope	President and Chief Executive Officer
Robert W. Manly, IV	Executive Vice President and Chief Financial Officer
George H. Richter	President and Chief Operating Officer, Pork Group
Joseph B. Sebring	President of John Morrell
Joseph W. Luter, IV	Executive Vice President, Sales and Marketing, Pork Group

EXECUTIVE SUMMARY

Our executive compensation philosophy is to motivate our executive officers continually to improve operating performance and, ultimately, increase our Company’s share price. Therefore, our annual and equity-based long-term incentives are opportunities for compensation – they pay out when performance is strong and do not pay out when performance is disappointing. Consequently, a substantial majority of each named executive’s total potential compensation - and in the case of our CEO, 91% - is variable and is earned only if performance objectives are achieved.

The nearby chart illustrates how performance-based compensation constitutes a substantial part of the pay mix for our CEO:

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Fiscal 2012 Business Highlights

In 2012, we delivered strong operating results. Highlights included:

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Net income of $361.3 million, the second highest in Smithfield’s history.

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Record sales of $13.1 billion, up 7% over fiscal 2011.

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Packaged meats sales up 5% and operating profit up 16%.

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Continued debt reduction, resulting in interest expense savings of nearly $70 million.

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Repurchased 9.2 million shares of stock, representing 6% of the shares outstanding.

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Consolidated net income before deduction for taxes and incentive payments to key employees (a measure we refer to as consolidated pre-tax profits and often use as a performance measure for incentive awards) was $569.3 million.

Our solid performance in fiscal 2012 followed a record earnings performance in fiscal 2011 and is a demonstration of the contributions being made under our strategic plans for reducing costs and increasing efficiency and profitability in our operations. The following charts illustrate the progress we have made in these areas in recent years:

Relationship between Company Performance and CEO Compensation

The nearby chart illustrates the relationship between Company performance, measured by consolidated pre-tax profits, and the direct compensation of our CEO from 2010 to 2012. Pre-tax profits historically have been the key metric used in establishing performance goals for our CEO and other executives whose responsibilities are not limited to particular business segments. Accordingly, the CEO’s total direct compensation moves up and down in proportion to the Company’s profitability. In fiscal 2012, this linkage resulted in a 56% decline in our CEO’s cash incentive compensation compared to the previous year ($5.7 million in fiscal 2012 versus $13.0 million in fiscal 2011, calculated prior to Mr. Pope’s election to defer a portion of this award). Fiscal 2011 and fiscal 2012 were the two most profitable years in the Company’s history. In contrast, in fiscal 2010 when the Company reported a loss, our CEO’s annual cash incentive was $1.5 million (and would have been $0, but for achieving the goals of the Pork Group Restructuring Award described on page 32).

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Recent Compensation Design Changes

The Company regularly assesses the compensation program to ensure that it properly aligns the interests of our shareholders and senior management. While the Company has reported record earnings the last two years and achieved important strategic objectives for debt and cost reduction, our stock price has yet to reflect the impact of these achievements. Therefore, we have implemented a number of key changes in the compensation program over the last two years in order to more closely align executive compensation to shareholder interests. The following are changes that were made to our CEO’s compensation for fiscal 2012 and 2013:

Under the New Design	Under the Old Design	Effect of Change on Compensation
Fiscal 2012
Annual cash incentive award equal to 1% of consolidated pre-tax profits subject to a cap of $8 million	Annual cash incentive award equal to 1.5% of pre-tax profits between $100 million and $400 million and 2% of pre-tax profits in excess of $400 million	Reduced the amount paid by $2.2 million, or 28%, compared to what our CEO would have received under the previous formula.

Amended the formula for calculating benefits under our supplemental executive retirement plan (SERP) to cap at $5 million the amount of compensation in any year that can be used in determining final average pay

	The SERP formula capped final average pay at $5 million, but imposed no cap on the amount of compensation in any year that can be used in calculating final average pay	Reduced the amount of the increase in the present value of the CEO’s pension benefits by $5.9 million, or 64%, compared to what he would have realized had the SERP formula not been amended.
Fiscal 2013

Redesigned the performance conditions for the performance stock unit awards (PSUs) to (1) utilize total shareholder return (TSR) in the performance measure, (2) measure TSR over a three-year period and (3) compare our TSR to the average TSR of a peer group of 18 companies

	PSUs awarded in fiscal 2012 are earned if we achieve pre-tax profits of at least $150 million in either fiscal 2012 or 2013	Creates a direct link between a significant portion of our CEO’s compensation and our success in increasing shareholder value relative to our peers.
No stock options awarded	Awarded stock options covering 100,000 shares in fiscal 2012	Eliminated a category of compensation that was valued at $936,000 in fiscal 2012.
Reduced the value of PSUs awarded to $4.4 million.	Awarded PSUs in fiscal 2012 valued at $5.1 million	Reduced the value of the CEO’s PSU award by approximately $700,000, or 14%, compared to his fiscal 2012 award.

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Executive Compensation Practices

Below we highlight certain executive compensation practices we employ to align executive compensation with shareholder interests. Also listed below are certian compensation practices we do not employ because we do not believe they would serve our shareholders’ long-term interests.

What We Do

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Pay for Performance. We tie pay to operating profit and stock price performance. Most of our executives’ potential compensation is not guaranteed but is tied to financial goals for corporate and business unit performance.

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Total Shareholder Return Metric. Beginning in fiscal 2013, a substantial part of our CEO’s potential equity compensation is tied to our total shareholder return relative to that of a peer group of companies.

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Management Stock Ownership Guidelines. In fiscal 2010, we adopted share ownership guidelines for all officers at the Vice President level and above.

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Independent Compensation Consulting Firm. The Compensation Committee utilizes independent compensation consulting firms which provide no other services to the Company.

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Holding Period on Deferred Stock Awards. We have a three year holding period on shares purchased through deferrals of the executives’ cash incentive awards.

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No Severance Benefits Except Following a Change in Control. Severance benefits are payable to an executive only if the executive is terminated or resigns for good reason during or following a change in control.

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Clawback Policy. We can recover incentive compensation wrongly awarded to an executive officer where the officer’s fraud or willful misconduct led to a material restatement of financial results.

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Review Tally Sheets. We review tally sheets for all of our executive officers prior to making annual executive compensation decisions.

What We Don’t Do

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No Employment Contracts. We do not have employment contracts with any of our executive officers.

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No Repricings. Our stock incentive plans and listing standards prohibit us from repricing options without shareholder approval.

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No Income Tax Gross-ups. We do not provide income tax gross-ups for personal benefits other than relocation and other broad-based benefits.

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No Excise Tax Gross-ups. We do not provide excise tax gross-ups for change in control benefits.

Incentives Awarded Under the Pay-for-Performance Philosophy

Our executive compensation program is designed and operated to attract and retain top talent, to reward corporate financial and operational performance through annual incentives, and to align our executive’s financial interests with those of our shareholders through equity-based compensation awards. During the last three fiscal years, our pay-for-performance philosophy was evidenced through the following new (or continuing) programs:

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Performance Awards Granted

Program	Performance Measured	Performance and Pay Results for Year (or To Date)
Annual Cash Incentives
2012 Corporate Annual Cash Incentive Awards	Consolidated pre-tax profits	Incentives earned due to positive pre-tax profits on a consolidated basis
2012 Pork Group Annual Cash Incentive Awards	Pork Group pre-tax profits	Incentives earned due to positive Pork Group pre-tax profits
2011 Corporate Annual Cash Incentive Awards	Consolidated pre-tax profits	Incentives earned due to record pre-tax profits on a consolidated basis
2011 Pork Group Annual Cash Incentive Awards	Pork Group pre-tax profits	Incentives earned due to record pre-tax profits by the Pork Group
2010 Corporate Annual Cash Incentive Awards	Consolidated pre-tax profits	No payout because performance condition not met
2010 Pork Group Annual Cash Incentive Awards	Pork Group pre-tax profits	Paid out because performance condition met; amount reduced by Committee given consolidated losses
2010 Long-Term Pork Group Incentive (President and COO, Pork Group)	Cumulative Pork Group pre-tax profits over a 32-month period	Incentives earned because performance goal exceeded. Incentive reduced by 27% on a discretionary basis
2010 Pork Group Restructuring Award (CEO)	Restructuring of Pork Group and achieving annualized cost savings	Paid out because performance conditions met
2010 Mid-year Cash Incentive Award (two executives)	Consolidated pre-tax profits	No payout because performance condition not met
Stock Option Awards
2012 Stock Options (granted June 2011)	Increase in stock price — no value created unless stock price increases from date of grant	Granted with exercise price of $21.94, vesting ratably over three years. Has no intrinsic value at fiscal year-end with Smithfield stock trading at $21.22
2011 Stock Options (granted June 2010)	Increase in stock price — no value created unless stock price increases from date of grant	Granted with exercise price of $15.43, vesting ratably over three years. Has intrinsic value at fiscal year-end with Smithfield stock trading at $21.22
2010 Stock Options (granted July 2009)	Increase in stock price — no value created unless stock price increases from date of grant	Granted with exercise price of $13.30, vesting ratably over three years. Has intrinsic value at fiscal year-end with Smithfield stock trading at $21.22
Performance Share Unit Awards
2012 Performance Share Units – Corporate (granted June 2011)	Consolidated profits before tax – no shares earned unless CPBT reaches $100 million in fiscal 2012 or 2013	Performance condition met in fiscal 2012. Shares vest ratably over two years from date of grant
2012 Performance Share Units – Pork Group (granted June 2011)	No shares earned unless Pork Group achieves specified levels of unit volume growth in fiscal 2012	No shares earned as volume growth condition was not met. Awards have therefore expired without any payout
2011 Performance Share Units – corporate (granted June 2010)	Consolidated profit before tax – no shares earned unless CPBT reaches $100 million in fiscal 2011 or 2012	Performance condition met in fiscal 2011. Shares vest ratably over two years from date of grant

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Program	Performance Measured	Performance and Pay Results for Year (or To Date)
2011 Performance Share Units – Pork Group (granted June 2010)	No shares earned unless (1) Pork Group achieves specified levels of unit volume growth in fiscal 2011 and (2) consolidated profit before tax reaches $100 million in fiscal 2011	No shares earned as volume growth condition was not met, notwithstanding record Pork Group pre-tax profit. Awards have therefore expired without any payout
2010 Performance Share Units (granted July 2009)	Consolidated profit before tax – no shares earned unless CPBT reaches $100 million in any of fiscal 2010, 2011 or 2012	Performance condition met in fiscal 2011. Shares vest ratably over three years from date of grant
2010 Performance Share Units (granted December 2009 to two executives)	Maintenance of debt to total capitalization ratio and control of capital expenditures	Paid out to remaining executive as performance condition met in fiscal 2012

2011 SAY ON PAY VOTE RESULTS

At the 2011 Annual Meeting of Shareholders, we held our first advisory vote on executive compensation. We received substantial support for the compensation of our named executives, with approximately 82% of the votes cast on the “say on pay” proposal approving such compensation.

Following the 2011 Annual Meeting, we reviewed the proxy advisory reports issued by Institutional Shareholder Services, Inc. and Glass Lewis & Co. and held one-on-one discussions with one large institutional shareholder regarding our executive compensation policies and practices. Feedback from these sources was then evaluated by the Compensation Committee along with the results of the 2011 say on pay advisory vote. This evaluation resulted in several important changes to executive compensation, including a decision more to directly link the value of our PSU awards to shareholder value by changing the performance metric for such awards from consolidated pre-tax profits to TSR over a three year period as measured against a peer group of companies. This and other changes made to our executive compensation program during fiscal 2012 and fiscal 2013 are designed to reduce the executive’s cash compensation potential in favor of longer-term equity compensation potential, supplement our operating performance metrics with one focused on relative stock price performance and increase the period over which the equity performance goals are measured to three years.

At the 2012 Annual Meeting of Shareholders, we will again hold an advisory vote to approve executive compensation. The Compensation Committee will continue to consider the results of these annual advisory votes in evaluating our executive compensation policies and programs.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The primary goal of our executive compensation program is the same as our goal for operating the Company — to maximize short-term and long-term corporate performance and thereby create value for our shareholders. To achieve this goal we have designed an executive compensation program based on the following principles:

•

Paying for performance — A significant portion of our executives’ compensation should be subject to corporate, segment and/or business unit performance measures. Performance-based compensation can vary widely from year to year depending on our performance, which is impacted by, among other things, the volatile nature of our agricultural commodity-based industry and governmental food and energy policy. In recent years, average payouts of performance-based compensation (excluding equity awards) ranged from 0% to 90% of our executives’ total cash compensation. Because of our record earnings in fiscal 2012, performance-based cash compensation for that year constituted on average 76% of our named executives’ total cash compensation. Factoring in equity incentives as well, almost 64% of our named executives’ total compensation in fiscal 2012 was subject to the satisfaction of performance conditions.

•

Alignment with the interests of our shareholders — Equity-based awards can be an effective means of aligning an executive’s financial interests with those of our shareholders by providing value to the executive if the market price of our stock increases. In addition, many of our cash and equity incentive awards are tied to key financial performance measures that are expected to correlate with the creation of shareholder value.

•

Attracting and retaining top talent — The compensation of our executives must be competitive with the organizations with which we compete for talent so that we may attract and retain talented and experienced executives. Our executives have, on average approximately 21 years of experience with Smithfield and its predecessors.

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Each element of our compensation program is designed to further one or more of these principles. The structure of a particular executive’s compensation may vary depending on the scope and level of that executive’s responsibilities. For an executive with corporate-level responsibilities, performance-based cash compensation is generally based on Smithfield’s consolidated results of operation. For an executive responsible for the Pork Group or an individual business unit within that group, performance-based cash compensation is generally based on the operating results of the Pork Group thus encouraging coordination of efforts among the individual business units in order to maximize the financial performance of the entire Pork Group. Occasionally an executive responsible for an individual business unit may receive performance-based cash compensation based on the operating results or other performance measure of that unit, particularly if that unit operates more or less independently of other units.

Determining Executive Compensation

The Committee is responsible for developing and administering the compensation program for executive officers and other key employees. The Committee may delegate some or all of its responsibilities to one or more subcommittees whenever necessary to comply with any statutory or regulatory requirements or otherwise deemed appropriate by the Committee. The Committee has the authority to retain consultants and other advisors to assist the Committee with its duties and has sole authority to approve the fees and other retention terms of such consultants and advisors.

The CEO makes recommendations to the Committee regarding the salaries, cash incentive award arrangements, option grants and other forms of equity incentive awards, if any, for key employees, including all executive officers. For executive officers whose cash incentive awards are based partly on individual performance, the CEO’s evaluation of such performance is provided to and reviewed by the Committee. To assist the Committee in carrying out its responsibilities, the Committee utilizes independent compensation consultants. The Committee also annually reviews executive pay tallies for our executive officers detailing the amount of each element of total compensation and accumulated equity holdings. Based on the foregoing, the Committee uses its judgment in making compensation decisions that will best carry out our philosophy and objectives for executive compensation.

Elements of Compensation

We have three elements of total direct compensation: salary, annual cash incentives and long-term equity-based incentives (options, PSUs and matching RSUs). As shown in the accompanying chart, over 87% of total direct compensation to the named executives in 2012 was performance-based.

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Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team when considered in combination with the performance-based and other components of our executive compensation program. The relative levels of base salary for executive officers are designed to reflect each executive officer’s scope of responsibility and accountability within the company. Base salaries are reviewed annually to determine if they are equitably aligned within the company and are at sufficient levels to attract and retain top talent. Consistent with our greater emphasis on performance-based pay, base salaries for executives are normally changed infrequently.

The Committee’s application of this policy over the last three years is summarized below:

•

For fiscal 2010, none of our executives received an increase in salary.

•

For fiscal 2011, none of our named executives received an increase in salary.

•

In determining salaries for fiscal 2010 and 2011, the Committee also considered the Company’s net losses in fiscal 2010 and 2009 and the difficult economic conditions at those times.

•

For fiscal 2012, the Committee approved an increase of 14% and 3% in Mr. Manly’s and Mr. Sebring’s salaries, respectively, in recognition of increased managerial responsibilities. None of the other named executives received an increase in salary for fiscal 2012.

Cash Incentive Awards

We provide performance-based annual cash incentive opportunities to our executives under our shareholder-approved incentive plans. The awards use performance criteria that seek to ensure a direct link between the executives’ performance and the amount of incentive compensation earned as well as encourage coordination of efforts among business units within the same operating segment. Awards have generally used a formula based on pre-tax, pre-incentive payment profits, either company-wide or for a particular operating segment depending on the executive’s scope of responsibility. Occasionally an executive responsible for an individual business unit may receive a cash incentive award based on the operating results or other performance measure of that unit, particularly if that unit operates more or less independent of other units. At the beginning of each year, the Committee receives management’s recommendations on the performance criteria and cash incentive award formulas for the year. In evaluating these recommendations, the Committee considers the performance of the company and the respective segments and business units in recent years.

Historically, the Committee has imposed minimum performance thresholds on annual incentive awards. Given the effect of the record profitability of the company in fiscal 2011 on the size of the cash incentive payouts and a determination on the part of the committee to rebalance the mix of cash and equity components of the executives’ compensation, the annual cash incentive awards for certain executive officers, including the CEO, were modified beginning in fiscal 2012 to reduce the award amounts at higher levels of pre-tax profit, eliminate the thresholds and cap the total potential payouts. For example, the fiscal 2012 cash incentive award for Mr. Pope was equal to 1% of consolidated pre-tax profits subject to a cap of $8 million.

The following chart shows the impact of the change to our CEO’s cash incentive award in fiscal 2012 versus what he would have received under the prior formula. The actual award for Mr. Pope in fiscal 2012 was $5.7 million, reflecting the Company’s favorable business performance which resulted in consolidated pre-tax profits of $569.3 million. The Committee believes that the performance-based cash incentives paid in fiscal 2012 were reasonable and provided strong motivation to management to maximize Company performance.

The following chart shows for the last three fiscal years the actual cash incentive awards paid to our CEO. The $1.5 million paid to our CEO in 2010 relates to the one-time 2010 Pork Group Restructuring Award discussed on page 32. Our CEO’s annual cash incentive award in 2010 was $0.

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Fiscal 2011 and 2012 were the best and second best years in our history in terms of pre-tax profits on a consolidated basis and for the Pork Group, which were the primary metrics used in the performance goals for the named executives’ annual incentive awards. This is reflected in the relative sizes of the annual incentive awards for those years as well as for fiscal 2010 in which the Company incurred a consolidated net loss.

Equity Incentive Awards

General. We provide long-term incentive compensation in the form of stock options and performance share units. These equity awards can serve as an effective motivational tool by aligning the executive’s economic interests with those of our shareholders. The ultimate value, if any, of stock options is dependent on increases in the market price of our common stock which encourages longer-term, more strategic decision-making. Performance share unit awards provide similar motivation for our executives and the performance conditions under such awards assure a close correlation between Company performance and the value realized by the executives. Because all of our stock option awards and many of our performance share unit awards are granted with time-based vesting, these programs also promote long-term tenure.

Committee Considerations. Our CEO recommends to the Committee the recipients and sizes of stock option and performance share unit awards. In evaluating these recommendations and making its determinations, the Committee considers a number of factors, including:

•

whether the executive’s responsibilities require strategic decision-making involving a substantial portion of our business, and

•

the Committee’s subjective evaluation of the executive’s potential contribution to our future success.

Equity awards constitute a larger percentage of total compensation for corporate-level executives than for segment and business unit management in recognition of the corporate-level executives’ greater responsibility for overall results and indirectly the market price of our common stock.

2012 PSU Awards. For executives with company-wide responsibilities, the 2012 PSU awards were subject to performance conditions based on consolidated pre-tax profits. Because of the Company’s strong consolidated pre-tax profit performance in fiscal 2012, the performance conditions for these PSU awards were met and the awards will vest ratably over a two-year period. The performance share unit awards for executives in the Pork Group were subject to performance conditions keyed to unit volume growth of the Pork Group’s packaged meats business. The Committee believes that the incentives created by this performance condition better align the Pork Group executives’ interests with the Company’s operational goals for this segment of our business. Because the volume growth condition was not met, none of the performance share unit awards for the Pork Group executives paid out and all such awards have expired, notwithstanding the strong pre-tax profit results for the Pork Group.

2012 RSU Awards. Pursuant to the management stock purchase program under the 2008 Plan, executives may voluntarily elect to defer up to 25% of the payouts under their annual cash incentive awards and receive restricted stock units (RSUs) in exchange. The RSUs are generally payable in shares of common stock on a date, which may not be less than three years from the date of deferral, specified by the executive. The Company provides a 100% match of the executive’s deferral in the form of RSUs that vest on the third anniversary of the date of deferral and are payable in shares of common stock. All of the named executives elected to defer a portion of their annual cash incentive awards for fiscal 2012. The Committee and Mr. Pope agreed that he would forgo the matching grant of RSUs for fiscal 2012, resulting in a reduction of $985,500 in Mr. Pope’s fiscal 2012 compensation.

The foregoing awards are described in greater detail beginning on page 44 of this proxy statement.

Additional Compensation Elements

Retirement Plans. Our executive officers participate in the same retirement plans on the same terms as provided to most of our salaried employees. These plans consist of several company-funded pension plans and an employee-funded 401(k) savings plan (with employer match), all of which are tax-qualified, and a non-tax qualified supplemental pension plan. Under a tax-qualified plan, we are eligible for a tax deduction for our contributions for the year to which the contributions relate, while the benefits are taxable to the participant for the year in which they are ultimately received. Under a plan that is not tax-qualified, we are not eligible for a tax deduction until the year in which the benefits are paid to the participant.

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Our retirement plans are intended to provide an appropriate level of replacement income upon retirement. All salaried employees participating in one of the qualified pension plans and earning more than $245,000 are eligible to participate in the non-tax qualified supplemental pension plan. The supplemental pension plan allows us to provide pension benefits comparable to those that would be available under the Smithfield Foods Salaried Pension Plan (one of the tax-qualified plans) if the federal income tax laws did not include limits on covered compensation and benefits. Therefore, the supplemental pension plan allows all participating salaried employees to receive a pension benefit that is approximately the same percentage of their earnings. The supplemental benefit plan uses the same benefit formulas as the Smithfield Foods Salaried Pension Plan and uses the same types of compensation to determine benefit amounts. We do not utilize a more favorable pension benefit formula for management than for other salaried employees. For more information about our pension plans, please refer to the Pension Benefits table and related discussion, which begins on page 46 of this proxy statement.

Participation in the 401(k) savings plan is voluntary. Therefore the amount of compensation deferred and the amount of our match varies among employees, including the executives. However, the same formulas are used to determine benefits for all participants in this plan. Furthermore, the plan does not involve any above-market returns, as returns depend on actual investment results.

Perquisites and Other Benefits. We provide a limited number of perquisites, without tax gross-ups, to our executive officers. The Summary Compensation Table beginning on page 39 of this proxy statement contains an itemized disclosure of all perquisites to named executives, regardless of amount. We believe that these perquisites are reasonable and consistent with those paid to other executives in our industry. Providing these perquisites thus helps to keep our base compensation packages competitive. With regard to the personal use of corporate aircraft, the Committee has established an annual usage limitation of $75,000 for our CEO. Personal use of corporate aircraft by other employees, including other executive officers, is limited and must be approved by our CEO.

We also provide certain benefits to substantially all salaried employees that are not included as perquisites in the Summary Compensation Table for the named executives because they are broadly available. These include health and welfare benefits, disability and life insurance, education and tuition reimbursement and an employee assistance program.

We have established a matching contribution program through the Smithfield-Luter Foundation, a charitable foundation affiliated and funded by us, pursuant to which the foundation will match the contributions by certain of our employees, including all of the executive officers, to qualified, tax-exempt non-profit organizations up to $2,500 annually per employee. In addition, at the time our CEO was appointed to the office of chief executive officer, the Committee authorized a match for charitable contributions made by him of up to $100,000 per year, subject to an aggregate limit of $500,000. Of this amount, the Company provided a match of $100,000 in fiscal 2012, as disclosed in the note to column (i) to the Summary Compensation Table on page 39. We believe these charitable contributions are an important corporate activity which helps promote a charitable spirit in our employees and furthers our connection with the communities in which we do business.

Other Compensation Policies and Practices

Timing of Awards. It is the Committee’s policy to grant stock options within a prescribed “window period” following our release of year-end financial results. This window period generally runs from the third until the 12th business day following the release. Exceptions to this policy may be made in connection with a new hire or a change in an existing officer’s title or duties or when the regular window period is closed.

Prohibition on Repricing. Our 2008 Stock Incentive Plan (“2008 Plan”) expressly prohibits any action that would (i) lower the exercise price of a stock option, whether by amendment, cancellation or otherwise, after the award is made or (ii) otherwise be treated as a repricing under generally accepted accounting principles without the prior approval of our shareholders. For purposes of NYSE listing standards, our 1998 Stock Incentive Plan (the “1998 Plan”) is deemed to prohibit such repricing practices as well. We are not allowed under the NYSE listing standards to make any change to the plans to permit these practices without shareholder approval.

Clawback Policy. In fiscal 2011, the Board of Directors adopted a new policy addressing the potential recovery of incentive compensation in the event of a material restatement of the Company’s financial results. This policy applies to all of the Company’s executive officers, plus its principal accounting officer (“Senior Executives”). Under this policy, the Company may seek to recover incentive compensation previously awarded to a Senior Executive, to the extent that the incentive compensation was based on performance during fiscal periods materially affected by a material restatement of the Company’s financial results. The Board must first determine that the Senior Executive engaged in fraud or willful misconduct that caused or otherwise contributed to the need for the restatement. This policy does not limit the legal remedies the Company may seek against any employee for fraudulent or illegal conduct. The policy was not adopted in response to any particular concerns nor has the Company ever had to restate its financial results.

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Management Stock Ownership Guidelines. The Committee believes it is important for senior management to build and maintain a long-term ownership position in the Company, to further align their financial interests with those of our stockholders and thereby encourage the creation of long-term value. Therefore, in fiscal 2010, the Committee established stock ownership guidelines for all members of management at the level of vice president and above. Covered officers must meet these ownership guidelines by the later of January 1, 2015 or five years after the commencement of employment for a newly-hired officer. Under the guidelines, the target value of shares to be held has been established as a multiple of annual base salary, which varies by officer level, as set forth below:

President and CEO	4 times base salary
Pork Group President and Chief Operating Officer	3 times base salary
Executive Vice Presidents, Senior Vice Presidents and Vice Presidents	2 times base salary
Independent Operating Company Presidents	2 times base salary

In determining compliance with the ownership guidelines, we include shares held directly by the officer, shares held by immediate family members, restricted stock where the restrictions have lapsed, shares held in benefit plans including under the management stock purchase program discussed below and other types of beneficial ownership as approved by the Committee. Compliance with the ownership guidelines is measured as of the end of each fiscal year with the value being based on the average closing price of a share of stock for the previous year. An officer, who was previously in compliance with the ownership guidelines and ceases to be in compliance because of a decline in the value of the stock, will have one additional year to regain compliance. If an officer fails to attain the specified stock ownership level, the Committee may take appropriate actions, including adjustments to the incentive compensation payments to the officer.

Management Stock Purchase Program. To assist management in meeting our stock ownership guidelines, the Committee recommended, and the Board of Directors approved, a management stock purchase program under the 2008 Plan pursuant to which officers may voluntarily elect to defer up to 25% of the payouts under their annual cash incentive awards beginning in fiscal 2012 and receive deferred shares of stock and the Company will provide a 100% match of the officer’s deferral. Stock purchased with the Company’s match is subject to three-year cliff vesting and will be forfeited if the officer voluntarily terminates employment before vesting. Stock purchased with the officers’ deferrals generally may not be removed from the plan for at least three years. Interests in the plan consist of restricted stock units that are payable solely in stock.

Change in Control Severance Plan. In fiscal 2011, the Board of Directors adopted the Smithfield Foods, Inc. Change in Control Executive Severance Plan (the “Severance Plan”). The Severance Plan provides the executives with certain cash payments and other benefits in the event their employment is terminated, or they resign for good reason, during a potential change in control or within two years following a change in control. The Board of Directors believes that the Severance Plan will help to retain qualified employees, and allow key management to focus on the Company’s business during periods of an actual or potential change in control by providing them with a level of economic security in the event of a termination of their employment. A more detailed description of the Severance Plan and the benefits payable under it upon a change in control is provided beginning on page 48 of this proxy statement.

Deductibility of Compensation. For fiscal 2012, Section 162(m) of the tax code placed a limit of $1 million on the amount of compensation that we may deduct in one year with respect to our CEO and each of the next four most highly compensated executives. Certain performance-based compensation approved by shareholders is not subject to this deduction limit. Our incentive plans and the awards made under them have been structured with the intention that the cash incentive payments and equity awards be qualified performance-based compensation not subject to Section 162(m). We view preserving tax deductibility as an important objective, but not the sole objective, in establishing executive compensation. In specific instances, we may authorize executive compensation arrangements that are not fully tax deductible but which promote other important objectives.

Role of Compensation Consultants

The Committee has directly engaged and regularly consults with independent consultants for advice on executive compensation matters. The Committee’s primary consultant is Pay Governance, Inc. The Committee also utilizes Towers Watson & Co. from time to time. The consultants provide advice regarding the Company’s executive compensation strategy and programs, including the compensation of the CEO and other executive officers; general compensation program design; the impact of regulatory, tax and legislative changes on our compensation program; the compensation practices of competitors and executive compensation trends. From time to time the consultants are engaged to perform specific market comparisons of the Company’s executive compensation program, or aspects thereof, to those of comparable companies. Consistent with their roles as independent consultants to the Committee, the consultants provide no other services to the Company. The consultants may work directly with management on behalf of the Committee, but such work is always performed under the control and supervision of the Committee. The Committee regularly meets with the consultants in executive session without management.

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FISCAL 2012 EXECUTIVE COMPENSATION

The following table includes information concerning compensation paid to or earned by our “Named Executive Officers” listed in the table for the fiscal years ended April 29, 2012, May 1, 2011 and May 2, 2010.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compen- sation ($) (g)	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings ($) (h)	All Other Compen- sation ($) (i)	Total ($) (j)
C. Larry Pope President and CEO	2012	1,100,000	—	6,128,000	936,000	4,707,032	3,314,395	332,368	16,517,795
	2011	1,100,000	250,000	3,514,000	655,000	13,015,880	1,492,642	200,727	20,228,249
	2010	1,100,000	—	3,192,000	552,000	1,500,000	4,471,962	142,475	10,958,437
Robert W. Manly, IV Executive Vice President and CFO	2012	700,000	—	3,556,750	468,000	2,353,516	4,242,027	38,318	11,358,611
	2011	600,000	250,000	2,196,250	327,500	4,693,455	440,405	37,482	8,545,092
	2010	600,000	500,000	1,898,000	182,160	—	970,824	37,175	4,188,159
George H. Richter President and COO, Pork Group	2012	800,000	—	2,083,112	374,400	3,342,159	1,519,305	63,866	8,182,842
	2011	800,000	250,000	—	262,000	3,582,315	902,675	44,711	5,841,701
	2010	800,000	—	—	276,000	2,000,000	1,057,707	34,390	4,168,097
Joseph B. Sebring President of John Morrell	2012	719,519	—	1,041,556	234,000	1,121,080	1,993,937	176,361	5,286,453
	2011	700,000	250,000	—	163,750	1,791,157	807,822	78,767	3,791,496
	2010	700,000	—	—	82,800	1,000,000	1,812,905	70,832	3,666,537
Joseph W. Luter, IV EVP, Sales and Marketing, Pork Group	2012	700,000	—	1,494,742	234,000	1,342,290	1,010,801	155,946	4,937,779
	2011	700,000	350,000	—	163,750	972,129	335,877	171,283	2,693,039
	2010	700,000	400,000	851,200	182,160	—	1,041,073	50,174	3,224,607

Stock Awards (Column (e)) and Option Awards (Column (f))

Represents the aggregate grant date fair value of the awards made with respect to each fiscal year as computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that may be recognized by each Named Executive Officer. Additional information regarding outstanding awards, including corresponding exercise prices and expiration dates, can be found in the “Outstanding Equity Awards at Fiscal Year-End” table on page 45. The assumptions used in determining the grant date fair values of the stock and option awards are set forth in “Note 13: Equity” to our Consolidated Financial Statements, included in our Annual Report on Form 10-K for the fiscal year ended April 29, 2012. Column (e) includes the value of restricted stock units (RSUs) issued to executives who deferred a portion of their annual cash incentive awards pursuant to the management stock purchase program under the 2008 Plan. For Messrs. Richter, Sebring and Luter, IV, the amount in column (e) for fiscal 2012 includes $617,100, $308,550 and $617,100, respectively, as the grant date fair value for performance share units where the vesting conditions were not met and no shares were received. Similar awards to these three executives made in fiscal 2011 had a grant date fair value of $0 because it was not “probable” that the performance-based conditions would be achieved. See “Discussion for Summary Compensation Table and Grants of Plan-Based Awards: Equity Incentive Awards” on page 44 for further information on the fiscal 2012 awards.

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Non-Equity Incentive Plan Compensation (Column (g))

Represents cash incentive payouts pursuant to awards made under the performance award component of the 2008 Plan, excluding the portion, if any, the executive elected to defer pursuant to the management stock purchase program under the 2008 Plan. Under the program, executives may elect to defer up to 25% of their annual cash inventive award into restricted stock units. These RSUs entitle the executive to receive an equal number of shares of common stock at the date elected by the executive (generally either the executive’s separation from service or a date not less than three years following issuance of the RSUs). The RSUs issued pursuant to any such deferral are included in column (h) of the Grants of Plan-Based Awards table appearing on page 42 of this proxy statement. Mr. Richter’s amount also includes $1,100,000 earned through an additional performance-based cash incentive granted in September 2009 and earned in fiscal 2012. Additional information regarding this award can be found under “Additional Performance-Based Cash Incentives” on page 44.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))

Represents the aggregate increase in the actuarial present value of the Named Executive Officer’s accumulated benefits under our tax-qualified pension plans and non-tax-qualified supplemental pension plan accrued during fiscal 2012, fiscal 2011 and fiscal 2010. The change in the present value of the accrued pension benefits is impacted by variables such as additional years of service, age, changes in plan provisions, changes in compensation and the discount rate used in the present value calculation. The Company changed its discount rate in valuing pension liabilities from 5.85% in fiscal 2011 to 4.75% in fiscal 2012 based on a similar decrease in corporate bond yields used to set the discount rate each year. The change in the discount rate resulted in an increase in the present value of the pension benefits in fiscal 2012. The increase in the present value of the pension benefits does not reflect any changes in how our executives’ retirement benefits are determined under the pension plans. The table below shows the impact of the decrease in the discount rate and other variables on the present value of the Named Executive Officers’ pension benefits:

	C. Pope	R. Manly, IV	G. Richter	J. Sebring	J. Luter, IV
2011 Present Value	$13,430,217	$3,065,546	$5,021,861	$6,413,323	$2,359,536
Change due to:
• Plan provision change	$(450,005)	$—	$(62,804)	$—	$—
• Final average pay increase	$—	$2,612,660	$567,642	$428,992	$—
• Additional year of service	$1,252,524	$598,411	$486,092	$845,892	$194,206
• Discount rate change	$2,511,876	$1,030,956	$528,375	$719,053	$816,595
Total Increase	$3,314,395	$4,242,027	$1,519,305	$1,993,937	$1,010,801
2012 Present Value	$16,744,612	$7,307,573	$6,541,166	$8,407,260	$3,370,337

The methodology used in calculating such increases, including the underlying assumptions, is described or referenced in the narrative discussion beginning on page 46 of this proxy statement.

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All Other Compensation (Column (i))

Includes for fiscal 2012 Company matches under our 401(k) plan as follows: Mr. Pope — $5,000; Mr. Manly — $5,515; Mr. Richter — $5,000; Mr. Sebring — $5,237; and Mr. Luter, IV — $4,900.

Also includes our incremental cost, as shown in the following table, of perquisites provided to the Named Executive Officers during fiscal 2012, consisting of: the personal use of Company aircraft, spousal travel expenses, personal use of a car leased by us, including all operating and maintenance costs, excess life and other insurance benefits, charitable contribution match, personal use of tickets for sporting events, country club and social club memberships and use of a corporate apartment.

Name	Company Aircraft ($)	Spousal Travel Expenses ($)	Company- Leased Automobile ($)	Excess Life and Other Insurance Benefits ($)	Charitable Contribution Match ($)	Tickets for Sporting Events ($)	Club Memberships ($)	Corporate Apartment ($)
C. Larry Pope	75,000	8,035	37,764	2,322	100,000	--	--	--
Robert W. Manly, IV	--	--	30,031	2,322	450	--	--	--
George H. Richter	14,011	5,912	28,495	10,393	--	--	55	--
Joseph B. Sebring	61,098	8,829	34,018	4,578	--	3,000	--	59,601
Joseph W. Luter, IV	10,336	9,751	25,702	810	200	--	--	--

The value of perquisites is based on the estimated incremental cost to us, as follows:

•

for personal use of Company aircraft, the direct cost per flight hour as calculated from our records for Company-owned aircraft or as billed by third parties for chartered aircraft,

•

for spousal travel expenses, the incremental and direct costs, such as the fare cost for commercial flights,

•

for Company-leased automobiles, 100% of the lease cost, repairs, maintenance and fees,

•

for excess life insurance (i.e., having a face amount of coverage in excess of $50,000), the amount of premiums paid by us, on behalf of the executive, during the fiscal year for such excess coverage,

•

for personal use of tickets for sporting events, the cost of such tickets,

•

for club memberships, the cost of such memberships, and

•

for a corporate apartment, the amount of rent payments.

Also, includes fees for serving as a director of Campofrío Food Group, a company listed on the Madrid and Barcelona Stock Exchanges (“CFG”), of $104,247 for each of Mr. Pope and Mr. Luter, IV. The Company currently owns 37% of CFG.

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Grants of Plan-Based Awards

The following table includes grants of plan-based awards to our Named Executive Officers for the fiscal year ended April 29, 2012.

Name (a)	Grant date (b)	Approval date (c)	Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other option awards: number of securities underlying options (#) (j)	Exercise of base price of option awards ($/sh) (k)	Grant date fair value of stock and option awards ($) (l)
			Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i))
C. Larry Pope
Annual incentive	—	—	N/A	4,707,032	N/A	—	—	—	—	—	—
Stock Options	6/20/11	6/14/11	—	—	—	—	—	—	100,000	21.94	936,000
PSUs	6/14/11	6/14/11	—	—	—	N/A	250,000	N/A	—	—	5,142,500
RSUs – deferred	6/14/12	6/14/12	—	—	—	N/A	50,357	N/A	—	—	985,500
Robert W. Manly, IV
Annual incentive	—	—	N/A	2,353,516	N/A	—	—	—	—	—	—
Stock Options	6/20/11	6/14/11	—	—	—	—	—	—	50,000	21.94	468,000
PSUs	6/14/11	6/14/11	—	—	—	N/A	125,000	N/A	—	—	2,571,250
RSUs – deferred	6/14/12	6/14/12	—	—	—	N/A	25,178	N/A	—	—	492,750
RSUs – match	6/14/12	6/14/12	—	—	—	N/A	25,178	N/A	—	—	492,750
George H. Richter
Annual incentive	—	—	N/A	2,242,159	N/A	—	—	—	—	—	—
Stock Options	6/20/11	6/14/11	—	—	—	—	—	—	40,000	21.94	374,400
PSUs	6/14/11	6/14/11	—	—	—	30,000	40,000	50,000	—	—	617,100
RSUs – deferred	6/14/12	6/14/12	—	—	—	N/A	37,455	N/A	—	—	733,006
RSUs – match	6/14/12	6/14/12	—	—	—	N/A	37,455	N/A	—	—	733,006
Joseph B. Sebring
Annual incentive	—	—	N/A	1,121,080	N/A	—	—	—	—	—	—
Stock Options	6/20/11	6/14/11	—	—	—	—	—	—	25,000	21.94	234,000
PSUs	6/14/11	6/14/11	—	—	—	15,000	20,000	25,000	—	—	308,550
RSUs – deferred	6/14/12	6/14/12	—	—	—	N/A	18,727	N/A	—	—	366,503
RSUs – match	6/14/12	6/14/12	—	—	—	N/A	18,727	N/A	—	—	366,503
Joseph W. Luter, IV
Annual incentive	—	—	N/A	1,342,290	N/A	—	—	—	—	—	—
Stock Options	6/20/11	6/14/11	—	—	—	—	—	—	25,000	21.94	234,000
PSUs	6/14/11	6/14/11	—	—	—	30,000	40,000	50,000	—	—	617,100
RSUs – deferred	6/14/12	6/14/12	—	—	—	N/A	22,423	N/A	—	—	438,821
RSUs - match	6/14/12	6/14/12	—	—	—	N/A	22,423	N/A	—	—	438,821

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns (d), (e) and (f))

The target amount represents actual cash incentives for fiscal 2012 paid pursuant to awards made under the performance grant component of the 2008 Plan, excluding amounts deferred at the election of the executive officer pursuant to the management stock purchase program under the 2008 Plan. The payout amounts shown above are also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “Performance-Based Cash Incentives” below for a more detailed discussion of the performance criteria.

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Estimated Future Payouts Under Equity Incentive Plan Awards (Columns (g), (h), (i) and (l)) (PSUs and RSUs)

All PSUs for fiscal 2012 were granted pursuant to the 2008 Plan. Each performance share unit represents a contingent right to receive one share of common stock upon satisfaction of one or more performance conditions. All performance share units fully vest upon a qualifying change of control (as defined in the 2008 Plan). Subject to satisfaction of the applicable performance conditions, the performance share units granted to Messrs. Richter, Sebring and Luter, IV vest on the first anniversary of the date of grant and those granted to Messrs. Pope and Manly vest ratably over a two-year period from the date of grant. See “Equity Incentive Awards” on page 44 for a detailed discussion of the performance criteria.

The “deferral RSUs” were issued in lieu of a portion of the executive’s annual cash incentive award, which the executive elected to defer pursuant to the management stock purchase program under the 2008 Plan. Under the program, executives may elect to defer up to 25% of their annual cash incentive awards into RSUs. The “match RSUs” were issued as a 100% match of the portion of the annual cash incentive award deferred by the executive under the management stock purchase program. The match RSUs are subject to three-year cliff vesting from the date of grant. The date of grant for the deferral RSUs and the match RSUs is the date on which the amount of deferred cash incentive was converted into RSUs based on the prior day’s closing market price of the Company’s stock.

The grant date fair value of these awards reflects the full accounting expense, as of the grant date, that would be recognized by us over the course of multiple years (assuming the performance conditions are met) and does not necessarily represent the value that will be realized by the Named Executive Officer upon vesting. These grant date values are also included in column (e) of the Summary Compensation Table appearing on page 39 of this proxy statement.

All Other Option Awards (Columns (j), (k) and (l))

All options granted for fiscal 2012 were pursuant to the 2008 Plan, have a seven year term and vest ratably over three years. All options are immediately exercisable in the event of a qualifying change of control (as defined in the 2008 Plan).

The grant date fair value of these option awards reflects the full accounting expense, as of the grant date, that would be recognized by us over the course of multiple years (assuming any performance conditions are met) and does not necessarily represent the value that will be realized by the Named Executive Officer upon vesting or exercise. These grant date values are also included in column (f) of the Summary Compensation Table Appearing on page 39.

Discussion for Summary Compensation Table and Grants of Plan-Based Awards

Performance-Based Annual Cash Incentives

For each of our executive officers, annual cash incentives may be earned under awards made pursuant to the performance award component of the 2008 Plan. The annual awards utilize formulas set by the Compensation Committee at the beginning of the fiscal year, generally based on pre-tax profits of the Company or a particular segment or business unit, depending upon the scope of the executive’s duties. Pre-tax profits are generally defined as net income before deduction for income taxes. Company pre-tax profits numbers exclude officer’s bonuses and the income tax expense (benefit) of equity method investments. Because these awards are based on objective performance criteria measured over a period of one year, any incentives earned pursuant to the awards and paid in cash appear in the “non-equity incentive plan” columns of the Grants of Plan-Based Awards Table (column (e)) and the Summary Compensation Table (column (g)). Any portion of the incentive that an executive has elected to defer under the management stock purchase program is paid in RSUs which are reflected in the “equity incentive plan awards” column of the Grants of Plan-Based Awards Table (column (h)) and the “Stock Awards” column of the Summary Compensation Table (column (e)). For fiscal 2012, the formulas used to calculate the annual performance-based cash incentive awards to the Named Executive Officers were as follows:

Name	Incentive Formula
Mr. Pope	• 1% of Company pre-tax profits, subject to a cap of $8 million.
Mr. Manly, IV	• 0.5% of Company pre-tax profits, subject to a cap of $3 million.
Mr. Richter	• 0.5% of the Pork Group pre-tax profits, subject to a cap of $4 million.
Mr. Sebring	• 0.25% of the Pork Group pre-tax profits, subject to a cap of $2.8 million.
Mr. Luter, IV

•

0.13% of the Pork Group pre-tax profits, plus

•

0.5% of the International Group pre-tax profits, plus

•

5% of Smithfield Foods Limited (UK) pre-tax profits in excess of $1 million, all subject to a cap of $2.5 million.

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For purposes of these awards, pre-tax profits for the Company, the Pork Group, the International Group and Smithfield Foods Limited (UK) for fiscal 2012 were as follows:

Pre-Tax Profits
Company	$569,253,152
Pork Group	$595,033,093
International Group	$201,017,620
Smithfield Foods Limited (UK)	$1,049,604

Additional Performance-Based Cash Incentives

In September 2009 (fiscal 2010), the Compensation Committee approved a performance-based award for George H. Richter, pursuant to the 2008 Plan. Under the award, Mr. Richter was eligible to receive a one-time cash payment of $1.5 million upon the Compensation Committee’s certification that Pork Group pre-tax profits for the period beginning August 3, 2009 and ending April 29, 2012 were not less than $1,412,000,000.

The pre-tax profits of the Pork Group for the performance period of the award were $1,713,059,000 and thus the performance based condition for this award was satisfied. However, the Compensation Committee reduced the award to $1.1 million.

Equity Incentive Awards

Each of the Named Executive Officers received a grant of options in fiscal 2012 under the 2008 Plan with an exercise price equal to the “fair market value” of our common stock as such term is defined under the 2008 Plan. The options have a term of seven years and will become exercisable ratably over three years or, if earlier, upon the occurrence of certain “qualifying change of control” events (as defined in the 2008 Plan and detailed on page 48 herein).

All of the Named Executive Officers also received an award of performance share units in fiscal 2012 under the 2008 Plan. Each performance share unit represents a contingent right to receive one share of common stock. The performance share units will also vest upon the occurrence of certain “qualifying change of control” events, as defined in the 2008 Plan.

For the PSUs granted to Messrs. Pope and Manly to vest, the Company must achieve pre-tax profits of at least $150 million in either fiscal 2012 or 2013. The pre-tax profits performance target was met in fiscal 2012. As a result, these performance share units vest ratably over a two-year period from the date of grant.

Under the PSU awards to Messrs. Richter, Sebring and Luter, IV, the actual number of shares earned was to be determined on the basis of the unit volume growth of the Pork Group’s packaged meats business in fiscal 2012 as compared to fiscal 2011. If the volume growth was less than 3%, no PSUs would be earned. If volume growth was at least 3% but less than 4%, the number of PSUs earned by Messrs. Richter, Sebring and Luter, IV would be 30,000, 15,000 and 30,000, respectively. If the volume growth was at least 4% but less than 5%, the number of PSUs earned by Messrs. Richter, Sebring and Luter, IV would be 40,000, 20,000 and 40,000, respectively. If volume growth was 5% or greater, the number of PSUs earned by Messrs. Richter, Sebring and Luter, IV would be 50,000, 25,000 and 50,000, respectively. In addition to the volume-based performance condition, none of these PSUs could be earned unless the Company earned at least $150 million of pre-tax profits in fiscal 2012. If the performance targets had been met, the PSUs would have vested on the first anniversary of the grant date. The Company earned more than $150 million in pre-tax profits, but the Packaged Meats volume growth in fiscal 2012 was less than 3%. Therefore, these PSUs did not vest.

Pursuant to the management stock purchase program under the 2008 Plan, executives may voluntarily elect to defer up to 25% of the payouts under their annual cash incentive awards and receive RSUs in exchange. The RSUs are generally payable in shares of common stock on a date, which may not be less than three years from the date of deferral, specified by the executive. The Company provides a 100% match of the executive’s deferral in the form of RSUs that vest on the third anniversary of the date of deferral and are payable in shares of common stock. All of the named executives elected to defer a portion of their annual cash incentive awards for fiscal 2012. The Committee and Mr. Pope agreed that he would forgo the matching grant of RSUs for fiscal 2012, resulting in a reduction of $985,500 in Mr. Pope’s fiscal 2012 compensation.

Components of Total Compensation

In fiscal 2012, cash compensation for the Named Executive Officers (including annual and other cash incentive award payouts earned pursuant to the performance award component of the 2008 Plan) averaged approximately 36% of their total compensation. The principal components of non-cash compensation in fiscal 2012 were the aggregate grant date fair value of the equity incentive awards as computed in accordance with FASB ASC Topic 718 and increases in the actuarial present value of the Named Executive Officers’ benefits under our pension plans. Consistent with our policy that a substantial portion of a Named Executive Officer’s potential cash compensation be based on performance, performance-based cash incentive awards earned by executive officers in recent years have ranged from 0% to 90% of total cash compensation depending on the performance of the Company or the relevant segment or business unit and the individual executive. As a percentage of total cash compensation, performance-based cash incentive awards for all Named Executive Officers averaged approximately 76% in fiscal 2012.

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Outstanding Equity Awards at Fiscal Year-End

Option awards(1)						Stock awards(2)
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
C. Larry Pope		100,000	—	21.94	6/20/2018	250,000	(3)	5,305,000
	33,333	66,667		15.43	6/21/2017	100,000	(4)	2,122,000
	66,667	33,333		13.30	7/06/2016	100,000	(5)	2,122,000
		20,000		23.75	6/16/2018	—		—	8,000	(6)	169,760
	250,000			32.91	8/30/2016
	50,000			30.00	5/24/2014
Robert W. Manly, IV		50,000	—	21.94	6/20/2018	125,000	(3)	2,652,500
	16,667	33,333		15.43	6/21/2017	62,500	(4)	1,326,250
	22,000	11,000		13.30	7/06/2016	33,334	(5)	707,347
		10,000		23.75	6/16/2018	—		—	3,000	(6)	63,660
		50,000		32.40	6/11/2017	25,178		492,750
George H. Richter		40,000	—	21.94	6/20/2018	—		—	5,000	(6)	106,100
	13,333	26,667		15.43	6/21/2017	37,455		733,006
	33,333	16,667		13.30	7/06/2016
	15,000			23.75	6/16/2018
	25,000			31.86	6/02/2015
	25,000			30.00	5/24/2014
Joseph B. Sebring		25,000	—	21.94	6/20/2018	—		—	2,000	(6)	42,440
	8,333	16,667		15.43	6/21/2017	18,727		366,503
	10,000	5,000		13.30	7/06/2016
		10,000		23.75	6/16/2018
Joseph W. Luter, IV		25,000	—	21.94	6/20/2018	26,667	(5)	565,874
	8,333	16,667		15.43	6/21/2017	—		—	3,000	(6)	63,660
	22,000	11,000		13.30	7/06/2016	22,423		438,821
		10,000		23.75	6/16/2018
	25,000			30.00	5/24/2014
	20,000			21.00	6/04/2012

(1) The options that expire on July 6, 2016, June 21, 2017 and June 20, 2018 vest ratably over the course of three years and expire seven years from the date of grant. All other options vest upon the earlier of (i) five years from the date of grant and (ii) the grantee’s 65th birthday, and expire ten years from the date of grant.

(2) All stock awards in the table are performance share units. Each performance share unit represents a contingent right to receive one share of common stock. All performance share units fully vest upon a qualifying change of control (as defined in the 2008 Plan).

(3) The performance share units granted to Messrs. Pope and Manly on June 14, 2011 were subject to a performance condition that the Company achieve pre-tax profits of at least $150 million in either fiscal 2012 or 2013. The performance target was met in fiscal 2012 and these performance share units vest ratably over a two-year period from the date of grant.

(4) The performance share units granted to Messrs. Pope and Manly on June 15, 2010 were subject to a performance condition that the Company achieve pre-tax profits of at least $100 million in either fiscal 2011 or 2012. The performance target was met in fiscal 2011 and these performance share units vest ratably over a two-year period from the date of grant.

(5) The performance share units granted on June 16, 2009 were subject to a performance condition that the Company achieve pre-tax profits of at least $100 million in any one of fiscal 2010, 2011, or 2012. The performance target was met in fiscal 2011 and these performance share units vest ratably over a three-year period from the date of grant.

(6) The performance share units granted on August 27, 2008 vest in 20% increments once the volume-weighted average of the closing price of our common stock for 15 consecutive trading days equals or exceeds $26, $32, $38, $44 and $50. These performance share units have a term of five years. Because the threshold performance measures were not met in fiscal 2010, fiscal 2011 or fiscal 2012, the awards are shown at the threshold amounts (i.e., based on a $26 market price trigger).

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 45

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Option Exercises and Stock Vested

The following table includes information concerning option awards that were exercised by or stock awards that vested for our Named Executive Officers for the fiscal year ended April 29, 2012.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise (1)($)	Number of shares acquired on vesting (#)	Value realized on vesting (2)($)
C. Larry Pope	190,000	313,000	300,000	6,583,000
Robert W. Manly, IV	—	—	145,833	3,327,409
George H. Richter	—	—	—	—
Joseph B. Sebring	—	—	—	—
Joseph W. Luter, IV	—	—	26,667	598,141

(1) The value realized is calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price. The market price is based on the last sales price of our common stock on the date of exercise as reported by the NYSE.

(2) The value realized is calculated by multiplying the number of shares acquired on vesting and the market price of the securities upon vesting. The market price is based on the last sales price of our common stock as reported by the NYSE.

Pension Benefits

(As of April 29, 2012)

Name	Plan Name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
C. Larry Pope	Smithfield Foods Pension Plan	31	885,942	0
	Supplemental Pension Plan	31	15,858,670	0
Robert W. Manly, IV	Smithfield Foods Pension Plan	16	481,614	0
	Supplemental Pension Plan	26	6,825,959	0
George H. Richter	Farmland Foods Pension Plan	36	1,655,418	0
	Supplemental Pension Plan	8	4,885,748	0
Joseph B. Sebring	Smithfield Foods Pension Plan	18	821,370	0
	Supplemental Pension Plan	18	7,585,890	0
Joseph W. Luter, IV	Smithfield Foods Pension Plan	20	325,041	0
	Supplemental Pension Plan	20	3,045,296	0

Discussion of Retirement Plans

We sponsor tax-qualified pension plans covering substantially all of the Company’s salaried employees. All of the Named Executive Officers participate in one of our tax-qualified salaried pension plans (the “Salaried Pension Plans”) and the non-tax-qualified Supplemental Pension Plan (the “Supplemental Plan”).

The tax-qualified plans provide for retirement benefits that generally are a function of a participant’s average compensation during the five consecutive calendar years during the last ten years of employment in which his or her compensation was the highest (“Final Average Earnings”) and aggregate years of service. The Supplemental Plan provides a retirement benefit which is the benefit calculated under the Smithfield Foods Salaried Pension Plan, but without application of compensation and benefit limits under federal tax laws, reduced by the benefit payable from the relevant tax-qualified plan. The Supplemental Plan is maintained so that we can provide a retirement benefit for all salaried employees that is approximately the same percentage of their earnings from the Company.

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The retirement benefit under the Salaried Pension Plans is a lifetime benefit payable at age 65 equal to the sum of (i) 0.8% of Final Average Earnings and (ii) 0.9% of Final Average Earnings in excess of Social Security Covered Compensation, with that sum multiplied by the years of service with the Company. Social Security Covered Compensation is determined annually by the Internal Revenue Service and represents an average of the amount of wages subject to Social Security taxes over a period of years. Compensation for purposes of Final Average Earnings is the participant’s W-2 wages reduced by any income from the exercise of stock options. For Named Executive Officers, such compensation includes salary, bonus and non-equity incentive plan compensation, each as shown in the Summary Compensation Table. For the tax-qualified plans, compensation for purposes of calculating accruals is limited to $250,000 for calendar year 2012 as set by the Internal Revenue Service. The Supplemental Plan limits yearly earnings for purposes of calculating accruals to $5,000,000.

If a participant does not commence receiving benefits by age 65, the participant is entitled to a late retirement benefit which is the greater of the benefit calculated at the participant’s normal retirement date actuarially increased to the actual retirement date or the benefit calculated at actual retirement date. A participant is eligible for early retirement after age 55 with five years of vesting service (age 60 for the Supplemental Plan). The early retirement benefit payable is the accrued benefit payable at age 65 reduced by 0.5% for each month that the early retirement date precedes the normal retirement date.

The normal form of benefit for the Salaried Pension Plans and the Supplemental Plan is a single life annuity with monthly payments paid over the life of the participant. Married participants receive joint and 50% survivor annuity with actuarially reduced monthly payments paid until the death of the participant and his or her spouse. The other optional forms of retirement benefit in the Salaried Pension Plans include joint and 66.67%, 75% or 100% annuities, and a ten-year certain and continuous annuity with payments guaranteed for ten years even if the participant dies. The Supplemental Plan also includes a five-year installment payment option in which the lump sum value of the single life annuity is calculated based on factors specified in the Supplemental Plan and mandated by the Internal Revenue Service and then 90% of that value is paid in five annual principal installments with interest credited on the unpaid installments at the same interest rate that is used to calculate the lump sum value (currently segmented rates of 1.99% for the first 5 years, 4.47% for the next 15 years and 5.26% for 20 or more years).

The present value of each Named Executive Officer’s accumulated benefits under the plans, as shown in the prior table, has been calculated in accordance with the benefit formulas described above and using the same assumptions as are used by us for financial reporting purposes under generally accepted accounting principles (except that retirement age is assumed to be the normal retirement age of 65). Those assumptions are incorporated herein by reference to “Note 11: Pension and Other Retirement Benefit Plans” to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended April 29, 2012.

Nonqualified Deferred Compensation

Name	Executive contributions in last FY(1) ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ Distributions ($)	Aggregate balance at last FYE ($)
C. Larry Pope	985,500	—	—	—	985,500
Robert W. Manly, IV	492,750	—	—	—	492,750
George H. Richter	733,006	—	—	—	733,006
Joseph B. Sebring	366,503	—	—	—	366,503
Joseph W. Luter, IV	438,821	—	—	—	438,821

(1) Represents the portion of the executive’s annual cash incentive award which the executive elected to defer pursuant to the managmenet stock purchase program under the 2008. Plan. The amounts shown in the table are also included in column (e) of the Summary Compensation Table (Stock Awards) because RSUs were issued to the executives in lieu of the deferred cash amounts.

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Discussion of Nonqualified Deferred Compensation

Under the management stock purchase program, executives may voluntarily elect to defer up to 25% of the payouts under their annual cash incentive awards and receive RSUs in exchange. The RSUs are generally payable in shares of Company stock on a date which may not be less than three years from the date of deferral, specified by the executive. The amounts shown in the table above are also included in column (e) of the Summary Compensation Table (Stock Awards).

Potential Payments Upon Change in Control

Stock Options Granted Prior to Fiscal 2010

Our 1998 Plan provides for accelerated vesting of all unvested stock options previously awarded upon a change of control. This acceleration is applicable to all employees covered by the 1998 Plan. A “change of control” is defined to include generally:

•

the acquisition, other than from Smithfield, by a person or group of 20% of the outstanding shares of common stock or 20% of the combined voting power of our then outstanding voting securities,

•

the current directors (and any directors whose election or nomination for election is approved by a majority of the incumbent directors) cease to constitute at least a majority of the Board of Directors,

•

approval by our shareholders of a reorganization, merger or consolidation if the owners of our common stock and voting securities immediately prior to such transaction do not own more than 50% of our outstanding shares of common stock and the combined voting power of the outstanding voting securities resulting from such transaction, or

•

approval by our shareholders of a complete liquidation or dissolution of Smithfield or the sale of all or substantially all of our assets.

The Compensation Committee, which administers the 1998 Plan, may also accelerate the expiration date of outstanding options in the event of a change of control.

Stock Options Granted During and After Fiscal 2010 and Performance Share Units

The 2008 Plan allows the Compensation Committee to establish as to each award of performance share units the terms and conditions upon which the performance share units will be earned, vest and be paid. The Compensation Committee may, in its discretion and without limitation, provide in the grant agreement for the performance share units that vesting will accelerate upon a change of control or qualifying change of control. Pursuant to the grant agreements for each of the performance share units awarded under the 2008 Plan, in the event of a qualifying change of control, all unvested performance share units will be fully vested and payment for vested performance share units will be made immediately. The date of a qualifying change of control will be considered a payment date.

The 2008 Plan allows the Compensation Committee to establish as to each award of stock options the terms and conditions upon which the stock options will vest. The Compensation Committee may, in its discretion and without limitation, provide in the grant agreement for the stock options that vesting will accelerate upon a change of control or qualifying change of control. Pursuant to the grant agreements for the stock options awarded under the 2008 Plan, in the event of a qualifying change of control, all unvested stock options will be fully vested.

A “qualifying change of control” is defined to include generally:

•

the acquisition by a person or group, together with the Smithfield stock already held by the person or group, of more than 50% of the total fair market value or total voting power of the Smithfield stock;

•

the acquisition by a person or group within a twelve-month period of 30% or more of the total voting power of the Smithfield stock;

•

the replacement of a majority of members of the Board of Directors during a twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election; or

•

the acquisition by a person or group within a twelve-month period of assets from Smithfield representing 40% or more of the total gross fair market value of all of the assets of Smithfield immediately prior to such acquisition or acquisitions.

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Change in Control Executive Severance Plan

In fiscal 2011, the Board of Directors adopted the Smithfield Foods, Inc. Change in Control Executive Severance Plan (the “Severance Plan”). All current executive officers and certain additional key members of management participate in the Severance Plan. Under the terms of the Severance Plan, in the event that a participant’s employment is terminated by the Company other than for “cause”, death or disability or the participant resigns for “good reason”, in either case during the period of a “potential change in control” or within two years following a “change in control”, the participant will be entitled to receive:

•

a lump sum cash payment equal to two times the sum of (i) the participant’s annual base salary and (ii) the greater of (A) the participant’s trailing three-year average annual cash incentive award (including discretionary performance bonuses) or (B) 300% (100% in the case of a non-executive) of the participant’s annual base salary;

•

a lump sum cash payment equal to a prorated portion of the participant’s annual cash incentive award for the year of termination based on the greater of the participant’s trailing three-year average annual cash incentive award (including discretionary performance bonuses) or 300% (100% in the case of a non-executive) of the participant’s annual base salary;

•

full vesting of all of the participant’s stock options, restricted stock units, performance share units and other equity-based awards without regard to the attainment of any performance target (unless the award agreement expressly provides otherwise), with payment of any such vested restricted stock units and performance share units being made on the payment dates set forth in the applicable award agreements; and

•

continuation for 18 months of the participant’s Company-paid benefits under group health, dental and life insurance plans.

The Board of Directors may terminate or amend the Severance Plan at any time except that the plan may not be amended in a manner adverse to the interests of participants or terminated during the period of a potential change in control or during the two-year period following a change in control. The Severance Plan provides for severance benefits to be paid in a manner intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code, including delaying certain benefits for a period of six months following termination if necessary. In addition, severance benefits are subject to reduction to avoid any excise taxes imposed by Section 4999 of the Internal Revenue Code, but only if such reduction results in a higher after-tax payment to the participant. The portion of any severance payment that is based on the amount of the participant’s annual cash incentive awards is subject to recovery under the Company’s clawback policy.

All participants who become entitled to receive benefits under the Severance Plan are required to sign a release of claims and an agreement providing for, among other things, a one-year non-compete obligation and a two-year obligation not to solicit employees or customers of the Company.

A “change in control” is defined the same as a “change of control” under the 1998 Plan except that with respect to a reorganization, merger, consolidation, liquidation or dissolution, a change in control will not occur unless the event is consummated. A “potential change in control” is deemed to occur if:

•

we enter into an agreement, the consummation of which would result in the occurrence of a change in control;

•

we or another person publicly announce an intention to take or to consider taking actions which, if consummated, would constitute a change in control; or

•

our Board adopts a resolution to the effect that a potential change in control has occurred for purposes of the Severance Plan.

The term “cause” means that the participant has:

•

willfully and continually failed to substantially perform, or been grossly negligent in the discharge of, his or her duties (other than by reason of a disability, physical or mental illness or analogous event) and such failure or negligence continues for a period of 10 business days after notice thereof to the participant from the Board;

•

been convicted of or pled nolo contendere to a felony; or

•

materially or willfully breached any agreement with us.

The term “good reason” means:

•

a material diminution in the duties or responsibilities of the participant or of the person to whom the participant reports;

•

a material reduction in the participant’s annual base salary or annual target bonus opportunity; or

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a change in the location of the participant’s principal place of employment of more than 50 miles.

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 49

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Potential Payments Table

The following table shows the estimated payments and benefits each of the Named Executive Officers would have received assuming, first, that a “qualifying change of control” occurred on April 29, 2012 and, second, that the Named Executive Officer’s employment was terminated (other than for cause, death or disability), or he resigned for good reason, on April 29, 2012 during the period of a “potential change in control” or within two years following a “change in control,” as such terms are defined in the Severance Plan.

Name and Event	Lump sum cash payment ($)	Continuation of health insurance coverage ($)	Accelerated vesting of stock options ($)(1)	Accelerated vesting of performance share units ($)	Total benefits ($)
C. Larry Pope
Qualifying change of control	0	0	649,999	10,397,800	11,047,799
Termination following change in control	15,181,941	2,913	649,999	10,397,800	26,232,654
Robert W. Manly, IV
Qualifying change of control	0	0	280,118	5,004,397	5,284,515
Termination following change in control	6,597,981	8,460	280,118	5,004,397	11,890,956
George H. Richter
Qualifying change of control	0	0	286,405	530,500	816,905
Termination following change in control	7,716,316	5,773	286,405	530,500	8,538,993
Joseph B. Sebring
Qualifying change of control	0	0	136,102	212,200	348,302
Termination following change in control	5,880,000	6,240	136,102	212,200	6,234,542
Joseph W. Luter, IV
Qualifying change of control	0	0	183,622	884,174	1,067,796
Termination following change in control	5,600,000	10,561	183,622	884,174	6,678,356
(1) Represents the excess of the market price of the common stock on April 29, 2012 over the exercise price of in-the-money stock options.

RELATED PARTY TRANSACTIONS

Policy and Procedures for Review, Approval or Ratification

We recognize that transactions between Smithfield and related persons present a potential for actual or perceived conflicts of interest. Our general policies with respect to such transactions are included in our Code of Business Conduct and Ethics (the “Code”), the administration of which is overseen by the Audit Committee. All employees and members of the Board of Directors agree to be bound by the Code. As a supplement to the Code, the Audit Committee adopted a written policy setting out the procedures and standards to be followed for the identification and evaluation of “related party transactions.” For purposes of the policy, a related party transaction is any transaction or series of related transactions in excess of $120,000 in which Smithfield is a party and in which a “related person” has a material interest. Related persons include directors, director nominees, executive officers, 5% beneficial owners and members of their immediate families. The Audit Committee has determined that certain transactions are deemed to be pre-approved under this policy. These include (i) transactions with another company in which the related person’s only interest is as a director or beneficial owner of less than 10% of that company’s outstanding stock or limited partnership interests and (ii) certain compensation arrangements that have either been disclosed in our proxy statement or approved by our Compensation Committee.

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We collect information about potential related party transactions in our annual questionnaires completed by directors, director nominees and executive officers. Such information is first reviewed and assessed by our Chief Legal Officer to consider the materiality of the transactions and then reported to the Audit Committee. If a related party transaction is identified during the year, it is reported promptly to the Audit Committee. The Audit Committee reviews and considers all relevant information available to it about each related party transaction. A related party transaction is approved or ratified only if the Audit Committee determines that it is in, or is not inconsistent with, the best interests of Smithfield and its shareholders and is in compliance with the Code.

Transactions

Each of the following transactions has been ratified by the Audit Committee pursuant to the policy described above.

Wendell H. Murphy, Sr.

We have business relationships with certain entities owned in whole or part by Wendell H. Murphy, Sr., a director, and his family members. Except as noted below, each of these entities owns farms that produce and grow hogs under contract with Murphy-Brown LLC, one of our subsidiaries. Normal grower expenses such as miscellaneous supplies, LP gas, etc. are initially paid by the Company and subsequently reimbursed. The ownership of these entities and the amounts of their transactions with the Company during fiscal 2012 are set forth below.

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Wendell H. Murphy, Jr., Mr. Murphy’s son, holds a 100% interest in DM Farms of Rose Hill, LLC, a 43% interest in Arrowhead Farms, Inc., a 14% interest in Golden Farms, Inc., a 50% interest in Lisbon 1 Farm, Inc., a 29% interest in Triumph Associates, and a 100% interest in Murphy Family Ventures to which we made payments of $23,347,000, $1,408,000, $1,268,000, $1,347,000, $1,473,000, and $1,444,000 respectively, and from which we received reimbursement payments of $69,000, $0, $19,000, $76,000, $15,000 and $167,000, respectively.

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Wendell H. Murphy, Jr. and Wendy Murphy Crumpler, Mr. Murphy’s daughter, each have a 50% interest in Enviro-Tech Farms, Inc., a 37.5% interest in Weber Farms, Inc. and a 50% interest in Stantonsburg Farm, Inc. to which we made payments of $3,558,000, $2,553,000 and $508,000, respectively, and from which we received reimbursement payments of $81,000, $34,000 and $0, respectively.

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Wendy Murphy Crumpler and her husband, Kelly Crumpler, each have a 50% interest in Pure Country Farms, LLC to which we made payments of $2,368,000 and from which we received reimbursement payments of $34,000.

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Joyce M. Minchew, Mr. Murphy’s sister, holds a 76% interest and her daughter, Angela Brown, holds a 24% interest in BAZ LLC to which we made payments of $1,290,000 and from which we received reimbursement payments of $23,000.

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DM Legacy LLC, a trust created by Wendell H. Murphy, Jr. for his children, and DM Farms of Rose Hill, LLC hold a 99% and 1% interest, respectively, in Ironside Investment Management LLC to which we made payments of $2,295,000 and from which we received reimbursement payments of $16,000.

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Wesley Hairr, Mr. Murphy’s stepson, holds a 100% interest in Crusader Farm LLC to which we made payments of $2,523,000 and from which we received reimbursement payments of $51,000.

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Harry D. Murphy, Mr. Murphy’s brother, holds a 30% interest and his sons, Marc D. Murphy and Stratton K. Murphy, each holds a 35% interest in Quarter M Ranch, Inc. to which we made payments of $6,778,000 and from which we received reimbursement payments of $58,000.

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Harry D. Murphy also holds a 49% interest and his sons, Marc. D. Murphy and Stratton K. Murphy, each holds a 25.5% interest in PSM Associates to which we made payments of $13,000.

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Wendell H. Murphy, Sr. holds a 100% interest in Murphy Milling Company, an entity that sells crops to Murphy-Brown for feed production. We made payments of $53,000 to Murphy Milling.

Our business relationships with the Murphy family entities exist primarily as a result of our acquisition of Murphy Family farms in 2000. The so-called “anti-corporate farming” laws of certain states, including Missouri, precluded us from acquiring certain farms owned by the Murphy family. Consequently, the farms were excluded and retained by the sellers. We believe that the terms of the foregoing arrangements were no less favorable to us than if we entered into the arrangements with unaffiliated parties.

Missouri Litigation

Premium Standard Farms (“PSF”), the Company and certain of our other subsidiaries are parties to litigation in Missouri involving a number of claims alleging that hog farms owned or under contract with the defendants interfered with the plaintiffs’ use and enjoyment of their properties. PSF is a wholly-owned subsidiary that we acquired on May 7, 2007 when our wholly-owned subsidiary merged with and into PSF. The Missouri litigation is more fully described in “Item 3. Legal Proceedings” of our Annual Report on Form 10-K for the fiscal year ended April 29, 2012.

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During fiscal 2012 and continuing in the first quarter of fiscal 2013, we engaged in global settlement negotiations with counsel representing nearly all of the plaintiffs in the Missouri litigation and general liability and pollution liability insurers. The parties to the litigation have made substantial progress toward consummation of a global settlement that would resolve the vast majority of the nuisance litigation. In addition, we have agreements with the insurers under which we receive payments that will cover a portion of the settlement, most of which are contingent on the consummation of the global settlement.

PSF and CGC. At the time of our subsidiary’s merger with PSF, CGC was a significant shareholder of PSF and as a result of the merger CGC became a beneficial owner of more than 5% of our common stock. Based on a Schedule 13D/A filed on June 16, 2010, CGC and certain related parties beneficially own 8.6% of the outstanding shares of our common stock. See page 25 herein for further information on CGC’s beneficial ownership.

Prior to the merger, CGC was operating as a contract grower for PSF under a Market Hog Grower Agreement dated May 13, 1998 (the “Pre-Existing Grower Agreement”). Under the Pre-Existing Grower Agreement, PSF agreed to indemnify CGC against certain claims arising in connection with the operation of the farms.

CGC is a co-defendant in all but two of the nuisance lawsuits involved in the Missouri litigation. In one matter that has now been resolved, lawsuits were filed against PSF and CGC in the Circuit Court of Jackson County, Missouri entitled Steven Adwell, et al. v. PSF, et al. and Michael Adwell, et al. v. PSF, et al. On August 30, 2011, the Missouri Supreme Court denied the defendants’ final appeal and PSF subsequently paid the judgment of $11.1 million plus interest. Pursuant to the Pre-Existing Grower Agreement, PSF is obligated to indemnify CGC for certain liabilities, if any, resulting from the Missouri litigation, including the liabilities resulting from the foregoing verdict.

The settlement described above includes proceeds of $7 million from settlements with certain of CGC’s excess liability insurers. The Company believes these proceeds cover the portion of the settlement related to any potential liability of CGC based on its consideration of a variety of factors including, but not limited to, the number and corporate relationships of the defendants, the number of CGC farms at issue, and the time periods during which CGC owned or operated those farms.

Murphy-Related Entities. One of the other nuisance lawsuits is entitled Jake Cooper, et al. v. Smithfield Foods, Inc., et al. in the Circuit Court of Vernon County, Missouri. Smithfield and certain of our subsidiaries have all been named as defendants. The other seven named defendants include Murphy Family Ventures, LLC, DM Farms of Rose Hill, LLC, and PSM Associates, LLC (collectively, the “Murphy-Related Entities”). The ownership of such entities is described above under “Wendell H. Murphy, Sr.” This lawsuit was filed by 13 plaintiffs. The settlement described above includes proceeds of $2 million from a settlement with one of the Murphy-Related Entities’ insurers. The Company believes this contribution covers the Murphy-Related Entities’ portion of the settlement related to any potential liability of the Murphy Related Entities based on its consideration of a variety of factors including, but not limited to, the number and corporate relationships of the defendants, the number of Murphy-Related Entity farms at issue, and the time periods during which the Murphy-Related Entities owned or operated those farms.

Others

Jerry H. Godwin, an executive officer, holds a 33% ownership interest in JCT LLC with the remaining ownership interest held by two employees of Murphy-Brown LLC, our subsidiary. JCT owns certain farms that produce hogs under contract with Murphy-Brown and sells crops to Murphy-Brown for use in feed production. In fiscal 2012, we made payments totaling $7,888,000 to JCT for the production of hogs and sale of crops and received payments totaling $3,054,000 from JCT for reimbursement of associated farm and other support costs. We believe that the terms of the foregoing arrangements were no less favorable to us than if we entered into the arrangements with unaffiliated parties.

Christopher Pope, son of C. Larry Pope, our President and Chief Executive Officer, is employed by us as Vice President of Strategic Sourcing. In fiscal 2012, his total compensation was $287,032.

Jason Richter, son of George H. Richter, an executive officer, is employed by us as President of Smithfield International Group. In fiscal 2012, his total compensation was $922,127.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of three directors and operates under a written charter, adopted by the Board of Directors and reviewed annually by the Audit Committee. Each of the members of the Audit Committee is “independent” as defined by the listing standards of the New York Stock Exchange (the “NYSE”) and the applicable rules of the Securities and Exchange Commission (the “SEC”).

Responsibilities of the Committee and Others

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements and the Company’s internal control over financial reporting and issuing its reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has sole authority to retain, oversee, terminate and determine the compensation of the independent auditors. In accordance with Audit Committee policy and the requirements of law, all services to be provided by the independent auditors are required to be pre-approved by the Audit Committee or, between meetings, by the Chair of the Audit Committee. Any decision by the Chair of the Audit Committee to grant pre-approval is presented to the full Audit Committee at its next scheduled meeting.

The Company has an Internal Audit department that operates under a written charter approved by the Audit Committee. The head of the Internal Audit department reports directly to the Audit Committee on a functional basis. The responsibilities of the Internal Audit department include reviewing and evaluating the adequacy and integrity of internal control systems relating to, among other things, the reliability and integrity of the Company’s financial information, the safeguarding of the Company’s assets and the Company’s compliance with applicable laws and regulations. The head of the Internal Audit department regularly reports to the Audit Committee on internal audit findings and the status of corrective actions taken to improve the Company’s business processes and procedures.

Committee Meetings

The Audit Committee met nine times during fiscal 2012. At its meetings, the Audit Committee receives reports and holds discussions with representatives of the Company’s management, the Internal Audit department and the independent auditors. Meetings are held periodically at an operating facility of one of the Company’s subsidiaries at which, in addition to its regular agenda, the Audit Committee receives reports from, and holds discussions with, the subsidiary’s management and receives an in-depth tour of the facility to enhance the committee members’ understanding of that subsidiary’s business operations and the associated risk. The Audit Committee regularly has private, separate sessions with each of management, the head of the Internal Audit department and the independent auditors at which candid discussions take place regarding accounting, internal controls, financial management and other matters. The Audit Committee also regularly receives reports directly from Company or subsidiary managers responsible for key business functions relating to risk or financial management. In between meetings of the Audit Committee, the Chair of the Audit Committee regularly has discussions with management, the internal auditors and the independent auditors and reports on the matters discussed to the rest of the Audit Committee either before or at the next meeting, as circumstances warrant.

Public Filings and Releases

The Audit Committee reviews and discusses with both management and the independent auditors each of the Company’s quarterly and annual reports on Forms 10-Q and 10-K, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of such documents with the SEC. As part of this review, the Audit Committee considers the audit and review reports prepared by the independent auditors, as well as related matters such as the quality of the Company’s accounting principles and the clarity and completeness of the Company’s financial and other disclosures. The Audit Committee engages in a similar review and discussions regarding the Company’s financial results before the publication of the Company’s quarterly earnings press releases. In addition, the Audit Committee reviews and discusses with management the Company’s proxy materials for each annual meeting of shareholders prior to the filing and distribution of such materials.

Whistleblowing Processes

In accordance with NYSE requirements, the Audit Committee has overseen the establishment of procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. These procedures, which are incorporated into the Company’s Code of Business Conduct and Ethics (the “Code”), include an anonymous telephone hotline pursuant to which Company employees may report, on a confidential basis, concerns regarding questionable accounting or auditing matters. The head of the Internal Audit department regularly reports to the Audit Committee on complaints or concerns received by the Company pursuant to the Code or through the telephone hotline and the actions taken by the Company in response. In addition, the chair of the compliance committee that administers the Code reports periodically to the Audit Committee on the administration of the Code.

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Related Party Transactions

The Audit Committee has adopted a written policy setting out procedures and standards for the review and approval or ratification of significant transactions with the Company in which related parties (including directors and executive officers) have a material interest. The purpose of this policy is to identify and evaluate transactions or other arrangements which could create conflicts of interest, raise independence concerns or require public disclosure. The Audit Committee reports all of its findings to the Board of Directors.

Pension Plan Oversight

During fiscal 2012, the Board of Directors approved a restructuring of committee responsibilities with respect to the Company’s pension plans. This restructuring involved the dissolution of the Pension and Investment Committee, the Audit Committee’s assumption of oversight responsibilities for investments in the pension plans and the creation of a Management Investment Committee, which approves investment strategies and asset allocations for the plans and oversees compliance with those strategies. The Management Investment Committee is composed of senior management members appointed by the Audit Committee and reports directly to the Audit Committee.

Internal Controls, Financial Reporting and Audits

The independent auditors provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Disclosures with Audit Committees) and the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee considered whether the auditors’ provision of services to the Company beyond those rendered in connection with the audit and review of the Company’s financial statements was compatible with maintaining their independence. The Audit Committee has concluded that such services did not compromise the independence of Ernst & Young LLP.

The Audit Committee has reviewed and discussed with management the assessment and report by management on the effectiveness of the Company’s internal control over financial reporting as of April 29, 2012, which management is required to perform under Section 404 of the Sarbanes-Oxley Act and related rules. The Audit Committee has also reviewed and discussed with the independent auditors their review and report on the Company’s internal control over financial reporting. Each of these reports has been published in the Company’s Annual Report on Form 10-K for the year ended April 29, 2012 and included in the Company’s Annual Report to Shareholders for fiscal 2012. Throughout fiscal 2012, the Audit Committee received regular reports from management, the internal auditors and the independent auditors regarding management’s plan for testing controls and the results of such testing.

Fiscal 2012 Financial Statements

The Audit Committee has reviewed with both management and the independent auditors the Company’s audited financial statements for the fiscal year ended April 29, 2012. This review included discussions with the independent auditors of matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The review also included discussions with management of the quality, not merely the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosure in the financial statements, including the disclosures related to critical accounting policies.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 for filing with the SEC. The Audit Committee also selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending April 28, 2013.

The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements by Ernst & Young LLP has been carried out in accordance with generally accepted auditing standards.

Audit Committee

John T. Schwieters, Chair

Margaret G. Lewis

Frank S. Royal, M.D.

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PROPOSALS 2A AND 2B    AMENDMENTS TO THE ARTICLES OF INCORPORATION

The Board of Directors has unanimously approved, and recommends to the shareholders that they adopt, amendments to the Company’s Articles of Incorporation to (a) declassify the Board of Directors and (b) eliminate the supermajority voting requirement for amending or repealing Article VI of the Company’s Articles of Incorporation.

Separate Proposals

Proposals 2a and 2b both relate to the proposed declassification of our Board, but Proposal 2a concerns the amendment to effect the declassification of the Board and Proposal 2b concerns an amendment to eliminate a related supermajority voting provision. We are submitting these amendments to the shareholders as separate proposals so that shareholders are able to express their views on each amendment separately.

The approval of Proposal 2a is not conditioned on the approval of Proposal 2b, but the approval of Proposal 2b is conditioned on the approval of Proposal 2a. Therefore, the Company will amend its Articles of Incorporation to implement Proposal 2a if that particular proposal receives approval from at least two-thirds of the votes entitled to be cast. However, the Company will amend its Articles of Incorporation to implement Proposal 2b only if each of Proposal 2a and 2b receives approval from at least two-thirds of the votes entitled to be cast.

2a.   Proposal to Amend the Articles of Incorporation to Declassify the Board of Directors

Articles of Incorporation section affected: Section 6.1

Our Articles of Incorporation currently provide that the Board of Directors be divided into three classes with each class elected to serve a three-year term. This proposed amendment would phase out the classification of the Board of Directors such that directors elected at or after the 2013 Annual Meeting would be elected for a term of one year. The Board’s proposal is a result of its ongoing review of our corporate governance principles and also in response to a shareholder proposal.

Background of Proposal 2a

In developing this proposal, the Board (including all members of our Nominating and Governance Committee) considered the growing sentiment, particularly in the institutional investor community, in favor of annual elections. This sentiment was evident at our 2011 Annual Meeting when the holders of a majority of the shares outstanding approved a non-binding shareholder proposal requesting that the Board take the necessary steps to declassify the Board. In this regard, the Board recognizes that many investors and commentators believe that the election of directors is the primary means for shareholders to influence corporate governance policies and hold management accountable for implementing those policies.

The Board also considered the benefits of classified boards, which foster stability and continuity on the Board, with respect to long-term planning and in the overall business of a company, since a majority of directors would always have prior experience as directors of the company. Moreover, classified boards provide non-management directors with a longer term of office that enhances their independence from management.

Classified boards also provide a measure of protection against hostile acquisitions and proxy contests because they increase the time necessary to elect directors who constitute a majority of the board, thereby providing the board the time and flexibility necessary to evaluate the adequacy and fairness of any takeover proposal and, if appropriate, negotiate on behalf of all shareholders and weigh alternative methods of maximizing shareholder value, without the threat of imminent removal of a majority of Board members. Correspondingly, when boards are not classified, the entire board of directors can be replaced in a single year.

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While the Board believes it is important to maintain appropriate defenses to inadequate takeover bids, it also is important to retain shareholder confidence by demonstrating that it is accountable to shareholders. The Board also considered that even without a classified board, the Company has defenses that work together to discourage a would-be acquirer from proceeding with a proposal that undervalues the Company and to assist the Board in responding to such proposals. These defenses include other provisions of the Company’s Articles of Incorporation and Bylaws, as well as certain provisions of Virginia law.

After careful consideration of the foregoing, the Board has approved, and recommends to the shareholders that they adopt, the proposed amendment. The Board believes that it will continue to be effective in protecting shareholder interests under an annual election system.

Effect of Proposal 2a

If the proposal is approved, our Articles of Incorporation will be amended to provide that, beginning with the 2013 Annual Meeting, all director nominees then standing for election would be elected to serve for a one-year term. Beginning with the 2015 Annual Meeting, all directors would be elected for one-year terms. The phasing in of annual elections of directors over a three-year period is designed so that directors who were elected at the 2012 Annual Meeting or previously will complete the terms to which they were elected, ensuring a smooth transition to annual elections of all of our directors.

The text of the proposed amendment to Section 6.1 of the Articles of Incorporation, marked to show the proposed changes, is attached as Exhibit A to this proxy statement. If the shareholders approve the proposed amendment, the Company will file Articles of Amendment of Articles of Incorporation with the State Corporation Commission of the Commonwealth of Virginia shortly after the Annual Meeting and the amendment will become effective upon the State Corporation Commission issuing a certificate of amendment.

Recommendation

The Board of Directors unanimously recommends you vote “FOR” approval of the amendment to the Articles of Incorporation to declassify the Board of Directors

2b.   Proposal to Amend the Articles of Incorporation to Eliminate the Supermajority Voting Requirement for Amending or Repealing Article VI of the Articles of Incorporation

Articles of Incorporation sections affected: Sections 3.3 and 6.4

Our Articles of Incorporation currently provide that the affirmative vote of at least 66 2/3% of the votes entitled to be cast by each voting group entitled to vote is required to amend, adopt any provision inconsistent with or repeal any provision of Article VI of the Company’s Articles of Incorporation. This proposed amendment would eliminate this supermajority voting requirement, thereby reducing the relevant voting requirement to amend or repeal Article VI of the Company’s Articles of Incorporation from 66 2/3% to a majority of the votes entitled to be cast by each voting group entitled to vote.

Background of Proposal 2b

The current supermajority provision in Article VI was originally adopted to preserve the classified structure of the Board and is, in the Board’s view, no longer necessary if the classified Board is eliminated. After consideration of the foregoing, the Board has approved, and recommends to the shareholders that they adopt, the proposed amendment.

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Effect of Proposal 2b

Article VI of our Articles of Incorporation contains provisions that outline the election and term of Board members, the removal of directors and the filling of newly created directorships and vacancies. The Articles of Incorporation currently provide that Article VI may only be amended or repealed by the affirmative vote of holders of shares representing at least 66 2/3rds% of the votes entitled to be cast by each voting group entitled to vote on such action. If our shareholders approve Proposal 2a, the Board is also proposing to amend Article VI to delete the provision requiring this supermajority vote to amend or repeal it, so that Article VI, like other provisions in the Company’s Articles of Incorporation, can be amended by the majority of votes entitled to be cast by each voting group entitled to vote. In addition, if Proposal 2a and this Proposal are approved, a reference in Section 3.3 of the Articles of Incorporation to this supermajority provision in Article VI will also be deleted as it will no longer be relevant.

This proposed amendment requires an amendment to Section 3.3 and the deletion of Section 6.4 of the Company’s Articles of Incorporation. The text of the proposed amendment to the Articles of Incorporation, marked to show the proposed changes, is attached as Exhibit B to this proxy statement. If the shareholders approve Proposal 2a and the proposed amendment, the Company will file Articles of Amendment of Articles of Incorporation with the State Corporation Commission of the Commonwealth of Virginia shortly after the Annual Meeting and the amendment will become effective upon the State Corporation Commission issuing a certificate of amendment.

Recommendation

The Board of Directors unanimously recommends you vote “FOR” approval of the amendment to the Articles of Incorporation to eliminate the supermajority voting requirement for amending or repealing Article VI of our Articles.

PROPOSAL 3    RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending April 28, 2013 and is submitting this matter to the shareholders for their ratification. Ernst & Young has served as the Company’s independent auditors since May 3, 2002. One or more representatives of Ernst & Young will be present at the Annual Meeting of Shareholders to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by shareholders.

In the event the proposal to ratify the selection of Ernst & Young is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the next fiscal year ending April 27, 2014. However, because of the expense and difficulty in changing independent auditors after the beginning of a year, the Board of Directors intends to allow the appointment for fiscal 2013 to stand unless the Board of Directors finds other reasons for making a change.

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Audit and Other Fees

The following table shows the fees for audit and other services provided by Ernst & Young for fiscal 2012 and fiscal 2011.

	Fiscal 2012 Fees	Fiscal 2011 Fees
Audit Fees	$3,822,797	$3,675,000
Audit-Related Fees	3,995	2,500
Tax Preparation Fees	584,001	630,874
Tax Planning Fees	2,199,059	829,321
All Other Fees	582,845	576,323

Audit Fees. This category includes fees associated with the audit of the Company’s annual financial statements, audit of internal control over financial reporting, review of the Company’s quarterly financial statements included in its Forms 10-Q, statutory audits of certain foreign subsidiaries, and assistance with and review of SEC filings, including consents and comment letters.

Audit-Related Fees. This category consists of audit-related services not otherwise reported in the preceding paragraph (on-line research tool).

Tax Preparation Fees. This category consists of fees for tax return preparation services.

Tax Planning Fees. This category consists of other tax services, including tax planning.

All Other Fees. For fiscal 2012, this category consists of services for multiple potential capital transactions. For fiscal 2011, this category consists of insurance recovery services for an insurance claim related to the fire at our Patrick Cudahy processing facility. There were no other fees billed by Ernst & Young for any other services. None of the services provided by Ernst & Young consisted of financial information systems design or implementation services.

Pre-Approval Policy and Procedures

The services performed by Ernst & Young in fiscal 2012 were pre-approved in a manner consistent with the Audit Committee’s pre-approval policy and procedures. The policy requires that all services to be performed by the independent auditors be pre-approved either on a case-by-case basis by the Audit Committee or its delegate or on a categorical basis based on the Audit Committee’s prior approval of a specific category of service and the expected cost thereof. Any request for services involving less than $100,000 may be approved by the Chair of the Audit Committee if it is not practicable to obtain the approval of the full committee, provided that any such approval is presented to the full Audit Committee at its next scheduled meeting.

Recommendation

Our Board of Directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending April 28, 2013.

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PROPOSAL 4    ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (SAY-ON-PAY)

Section 14A of the Exchange Act and related SEC rules require that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules. The Board recommended and the shareholders approved at the 2011 Annual Meeting that such an advisory vote would be conducted on an annual basis.

As described in detail in the Compensation Discussion and Analysis in this proxy statement, beginning on page 28, the primary goal of our executive compensation program is the same as our goal for operating the Company -- to maximize short-term and long-term corporate performance and thereby create value for our shareholders. To achieve this goal, we have designed an executive compensation program based on the following principles:

•

Paying for performance – A significant portion of each executive’s potential compensation is subject to corporate, segment and/or business unit performance measures.

•

Alignment with the interests of shareholders – Equity awards and promoting stock ownership align our executives’ financial interests with those of our shareholders.

•

Attracting and retaining top talent – The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives.

For a detailed description of our executive compensation policies and programs and how they are designed to motivate superior performance, we urge shareholders to read the Compensation Discussion and Analysis in this proxy statement, beginning on page 28, the compensation tables and the related narrative discussion in the proxy statement.

In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve the following advisory resolution at the 2012 Annual Meeting of Shareholders:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that is paid to our named executive officers resulting from our compensation objectives, policies and practices as described in this proxy statement. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions expressed by our shareholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

Recommendation

Our Board of Directors recommends that you vote “FOR” the above advisory resolution approving the compensation paid to our named executive officers, as disclosed in this proxy statement.

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 59

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QUESTIONS AND ANSWERS REGARDING SHAREHOLDER COMMUNICATIONS, SHAREHOLDER PROPOSALS AND COMPANY DOCUMENTS

1.   How does a person communicate with Smithfield’s directors?

Interested parties, including shareholders, may communicate by mail with all or selected members of the Board of Directors. Correspondence should be addressed to the Board of Directors or any individual director(s) or group or committee of directors either by name or title (for example, “Lead Director,” “Chair of the Nominating and Governance Committee” or “All Non-Management Directors”). All correspondence should be sent c/o Michael H. Cole, Secretary, Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430.

2.   How do I submit a proposal for inclusion in the 2013 Proxy Statement?

Proposals of shareholders intended to be presented at our 2013 Annual Meeting must be received by Michael H. Cole, our Secretary, for inclusion in our proxy statement and form of proxy relating to that meeting by April 11, 2013 at the address shown below in Question 3. Shareholders should refer to the SEC rules, which set standards for eligibility and specify the types of proposals that are not appropriate for inclusion in the proxy statement.

3.   How do I nominate a director for election at an annual meeting?

Our Bylaws prescribe the procedures that a shareholder must follow to nominate directors for election at an annual meeting. The chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a shareholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to our Bylaws, a copy of which may be obtained, without charge, upon written request to Michael H. Cole, Secretary, Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia, 23430.

A shareholder who desires to nominate a director for election at an annual meeting must give timely written notice of such intent to Michael H. Cole, our Secretary, by delivery or by mail at the address shown above. To be timely, a shareholder’s notice for nominations to be made at the 2013 Annual Meeting must be received (i) on or after May 1, 2013 and before June 1, 2013 if the annual meeting is to be held during the months of August and September, 2013 or (ii) with respect to any other annual meeting or special meeting for which the Board of Directors gives notice that directors are to be elected, the close of business on the tenth day following the date of public disclosure of the date of that meeting. The notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and each person whom the shareholder wishes to nominate for election as a director. The notice must be accompanied by the written consent of each proposed nominee to serve as one of our directors, if elected.

4.   How do I bring other business before an annual meeting?

Our Bylaws prescribe the procedures that a shareholder must follow to bring other business before an annual meeting (other than matters that have been included in our proxy statement for such meeting). Please see Question 3 above for directions on how to obtain a copy of our Bylaws. The following summary of these procedures is qualified by reference to our Bylaws. A shareholder who desires to bring any other business before an annual meeting (other than business which the shareholder has sought to have included in our proxy statement for such meeting) must give timely written notice of such intent to Michael H. Cole, our Secretary, at the address shown above in Question 3 and be a shareholder of record both at the time such notice is given and on the record date of the meeting. To be timely, a shareholder’s notice of such business to be brought before the 2013 Annual Meeting must be received: (i) on or after May 1, 2013 and before June 1, 2013 if the annual meeting is to be held during the months of August and September, 2013; or (ii) with respect to any other annual meeting, the close of business on the tenth day following the date of public disclosure of the date of that annual meeting. The notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and the business proposed to be brought before the meeting.

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 60

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With respect to shareholder proposals not included in our proxy statement for the 2013 Annual Meeting, the persons named in the Board’s proxy for the 2013 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Exchange Act.

5.   Where can I see Smithfield’s corporate documents and SEC filings?

Smithfield’s website contains its Articles of Incorporation, Bylaws, Governance Guidelines, Committee Charters, and the Code of Business Conduct and Ethics at http://investors.smithfieldfoods.com/documents.cfm. Smithfield’s website also contains its SEC filings and the Forms 3, 4, and 5 filed by Smithfield’s directors and executive officers at http://investors.smithfieldfoods.com/SEC.cfm.

6.   How can I obtain copies of the Governance Guidelines, the Committee Charters and the Code of Business Conduct and Ethics?

Smithfield will promptly deliver free of charge, upon request, a copy of the Governance Guidelines, the Committee Charters, and the Code of Business Conduct and Ethics to any shareholder requesting a copy. Requests should be made in writing to Michael H. Cole, Secretary, Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430.

7.   How can I obtain copies of Smithfield’s Annual Report on Form 10-K?

Smithfield will promptly deliver free of charge, upon request, a copy of our Annual Report on Form 10-K for the fiscal year ended April 29, 2012, as filed with the Securities and Exchange Commission, to any shareholder requesting a copy. Requests should be made in writing to Michael H. Cole, Secretary, Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 19, 2012

The Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended April 29, 2012 are available at http://www.edocumentview.com/SFD.

August 9, 2012

By Order of the Board of Directors,
Michael H. Cole
Secretary

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 61

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EXHIBIT A    AMENDMENT TO SECTION 6.1 OF THE ARTICLES OF INCORPORATION

If shareholders approve Proposal 2a to amend the Company’s Articles of Incorporation, the text indicated by underline will be added and the text indicated by strike-through will be deleted.

Text of Section 6.1 of the Articles of Incorporation:

~~6.1 Election and Term. Commencing with the 2000 annual meeting of shareholders, the Board of Directors shall be divided into three classes as nearly equal in number as possible. At the 2000 annual meeting of shareholders, directors of the first class (Class I) shall be elected to hold office for a term expiring at the 2001 annual meeting of shareholders; directors of the second class (Class II) shall be elected to hold office for a term expiring at the 2002 annual meeting of shareholders; and directors of the third class (Class III) shall be elected to hold office for a term expiring at the 2003 annual meeting of shareholders. At each annual meeting of shareholders after 2000, the successors to the class of directors whose terms shall then expire shall be identified as being of the same class as the directors they succeed and elected to hold office until the third succeeding annual meeting of shareholders. If the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.~~

6.1 Election and Term. Prior to the 2013 annual meeting of shareholders, the Board of Directors shall be divided into three classes as nearly equal in number as possible. Directors elected at the 2010 annual meeting of shareholders shall hold office until the 2013 annual meeting. Directors elected at the 2011 annual meeting of shareholders shall hold office until the 2014 annual meeting. Directors elected at the 2012 annual meeting of shareholders shall hold office until the 2015 annual meeting. Beginning with the 2013 annual meeting of shareholders, directors shall be elected to hold office for a term expiring at the next annual meeting of shareholders following their election.

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 62

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EXHIBIT B    AMENDMENT TO SECTIONS 3.3 AND 6.4 OF THE ARTICLES OF INCORPORATION

If shareholders approve Proposal 2a and Proposal 2b to amend the Company’s Articles of Incorporation, the text indicated by underline will be added and the text indicated by strike-through will be deleted. Please note that Proposal 2b is conditioned on the approval of Proposal 2a, so Section 6.1 as shown below contemplates that Proposal 2a was approved by our shareholders and contains the language as amended.

Text of Section 3 of Article III of the Articles of Incorporation:

3.3

Shareholder Approval. ~~Except as otherwise provided in Article VI, an~~An amendment to the Articles of Incorporation of the Corporation shall be approved if a majority of the votes entitled to be cast by each voting group entitled to vote on such action are cast in favor of such action. Any merger or share exchange to which the Corporation is a party or any direct or indirect sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property, otherwise than in the usual and regular course of business, shall be approved if a majority of the votes entitled to be cast by each voting group entitled to vote on such action are cast in favor of such action; provided, however, that this sentence shall not affect the power of the Board of Directors to condition its submission of any plan of merger, share exchange or direct or indirect sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property, otherwise than in the usual and regular course of business, on any basis, including the requirement of a greater vote.

Text of Article VI of the Articles of Incorporation:

Article VI - Board of Directors

6.1

Election and Term. Prior to the 2013 annual meeting of shareholders, the Board of Directors shall be divided into three classes as nearly equal in number as possible. Directors elected at the 2010 annual meeting of shareholders shall hold office until the 2013 annual meeting. Directors elected at the 2011 annual meeting of shareholders shall hold office until the 2014 annual meeting. Directors elected at the 2012 annual meeting of shareholders shall hold office until the 2015 annual meeting. Beginning with the 2013 annual meeting of shareholders, directors shall be elected to hold office for a term expiring at the next annual meeting of shareholders following their election. [SECTION 6.1 AS IT WOULD READ IF PROPOSAL 2a IS APPROVED.]

6.2

Removal of Directors. Subject to the rights of the holders of any series of Preferred Shares then outstanding, a director may be removed only with cause by the affirmative vote of the holders of shares representing at least 66 2/3% of the votes entitled to be cast on such action.

6.3

Newly-Created Directorships; Vacancies. Subject to the rights of the holders of any series of Preferred Shares then outstanding, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors or the removal of a director, may be filled only by the affirmative vote of a majority of the directors remaining in office even if the directors in office constitute less than a quorum of the Board of Directors.

 ~~6.4~~

 ~~Amendment or Repeal. The provisions of this Article shall not be amended or repealed, nor shall any provision of these Articles of Incorporation be adopted that is inconsistent with this Article, unless such action shall have been approved by the affirmative vote of the holders of shares representing at least 66 2/3% of the votes entitled to be cast by each voting group entitled to vote on such action.~~

SMITHFIELD FOODS, INC. – 2012 Proxy Statement – 63

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Smithfield

THANK YOU FOR BEING A SHAREHOLDER OF SMITHFIELD FOODS AND FOR THE TRUST YOU HAVE IN OUR COMPANY.

Our mission is to be a trusted, respected and ethical food industry leader that excels at bringing delicious and nutritious meat and specialty food products to millions every day while setting industry standards for sustainability.

Our Commitments

- Animal Care
- Employees
- Environment
- Food Safety & Quality
- Helping Communities
- Value Creation

For more information, visit smithfieldfoods.com and smithfieldcommitments.com.

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Smithfield®

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Go to **www.envisionreports.com/SFD**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2a, 2b, 3 and 4.

1. Election of Directors:

	For	Against	Abstain
01 - Joseph W. Luter, III	☐	☐	☐
02 - C. Larry Pope	☐	☐	☐
03 - Wendell H. Murphy, Sr.	☐	☐	☐
04 - Paul S. Trible, Jr.	☐	☐	☐

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears herein. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Smithfield®

Proxy — SMITHFIELD FOODS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints C. Larry Pope and Michael H. Cole and each of them, proxies with full power of substitution, to vote the shares of Common Stock in Smithfield Foods, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on September 19, 2012 or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED IN PROPOSAL 1, "FOR" PROPOSAL 2a, "FOR" PROPOSAL 2b, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4. THE APPROVAL OF PROPOSAL 2b IS CONTINGENT ON THE APPROVAL OF PROPOSAL 2a.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the Proxy Statement attached thereto.

Please mark, sign, date and return the proxy card by using the enclosed envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 19, 2012